SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           Green Street Financial Corp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     [ ]  No fee required
     [ ]  Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1) and
0-11.

--------------------------------------------------------------------------------
     (1) Title of each class of securities to which transaction applies: common stock and rights to buy common stock (options)


     (2)  Aggregate number of securities to which transaction applies: 3,879,269

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid pursuant to Rule 0-11:


     [X]   Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid: $12,196.33
--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.: Preliminary Proxy Statement
--------------------------------------------------------------------------------

   (3) Filing Party:  Registrant
--------------------------------------------------------------------------------

   (4) Date Filed:    September 10, 1999
--------------------------------------------------------------------------------

                    [Green Street Financial Corp Letterhead]



October 15, 1999

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Green Street Financial Corp (the "Company"), I cordially invite you to attend the Special Meeting of Stockholders to be held at the office of the Company, 241 Green Street, Fayetteville, North Carolina on November 17, 1999, at 5:15 p.m.
local time.

         The matter to be considered by stockholders at the meeting is a proposal to approve the Agreement and Plan of Merger (the "Agreement"), whereby the Company and Home Federal Savings and Loan Association will be acquired through a merger with NewSouth Bancorp, Inc.'s subsidiaries. Each stockholder of Green Street will receive a cash payment of $15.25 for each share of Company common stock owned as of the date of the merger. The merger is subject to certain conditions, including regulatory and stockholder approval.

         The accompanying Notice of Special Meeting and proxy statement contain information about the merger and the Agreement. We urge you to carefully review this information.

         The Board of Directors of the Company has unanimously approved the Agreement and unanimously recommends that the stockholders of the Company vote "FOR" the approval of the Agreement. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box on the proxy, will have the same effect as a vote against approval of the Agreement.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS SOON AS POSSIBLE. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.

                                                Sincerely,


                                                /s/H.D. Reaves, Jr.
                                                --------------------------------
                                                H.D. Reaves, Jr.
                                                President

         Please do not send your common stock certificates at this time. You will be sent instructions regarding the surrender of your stock certificates at a later date.

                           GREEN STREET FINANCIAL CORP
                                241 GREEN STREET
                       FAYETTEVILLE, NORTH CAROLINA 28301
                                 (910) 483-3681
--------------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 17, 1999
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Meeting") of Green Street Financial Corp (the "Company"), will be held at the office of the Company at 241 Green Street, Fayetteville, North Carolina on November 17, 1999, at 5:15 p.m. local time. A proxy card and a proxy statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon the following:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 9, 1999 (the "Agreement"), by and among NewSouth Bancorp, Inc. ("NewSouth"), NewSouth Bank, and Washington Financial, Inc. ("New Sub"); and the Company and Home Federal Savings and Loan Association ("Home Federal") pursuant to which: (i) NewSouth would cause NewSouth Bank's wholly owned subsidiary, New Sub, to merge with and into the Company with the Company surviving (the "Merger"); and (ii) each outstanding share of the Company's common stock would be converted into the right to receive a cash payment of $15.25 from NewSouth upon completion of the Merger, subject to the terms and conditions contained in the Agreement; and

2. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposal at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on October 5, 1999 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

The stockholders of the Company may be entitled to assert dissenters' rights under Article 13 of the North Carolina Business Corporation Act.

EACH STOCKHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/Allen Lloyd
                                              ----------------------------------
                                              Allen Lloyd
                                              Secretary

Fayetteville, North Carolina
October 15, 1999

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

GENERAL....................................................................   1
VOTING AND REVOCABILITY OF PROXIES.........................................   1
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF............................   2
PROPOSAL TO APPROVE AGREEMENT..............................................   4
THE PARTIES TO THE MERGER..................................................   4
SUMMARY OF THE AGREEMENT...................................................   4
   Reasons for the Merger..................................................   5
   The Structure of the Merger and the Consideration to be Paid............   5
   Vote Required...........................................................   5
   Interests of Certain Persons............................................   5
   Dissenters' Rights......................................................   6
   Closing of the Merger...................................................   6
   Effective Date..........................................................   6
   Recommendation of the Company's Board of Directors......................   6
   Opinion of the Company's Financial Advisor..............................   6
   Federal Income Tax Consequences.........................................   7
   Business Pending Consummation...........................................   7
   Regulatory Approvals....................................................   7
   Conditions to the Merger................................................   7
   Expenses................................................................   7
   Accounting Treatment....................................................   7
SELECTED CONSOLIDATED FINANCIAL DATA.......................................   8
THE MERGER.................................................................   9
   General.................................................................   9
   Background Of the Merger................................................   9
   Reasons for the Merger and Recommendation...............................  11
   Opinion of the Company's Financial Advisor..............................  12
   Federal Income Tax Consequences.........................................  15
THE AGREEMENT..............................................................  15
   Closing of the Merger...................................................  16
   Effective Date..........................................................  16
   Interests of Certain Persons............................................  16
   Exchange of Common Stock and Consideration to be Paid...................  17
   Payment of Merger Consideration.........................................  18
   Post Merger Agreements and Benefits.....................................  19
   Dissenters' Rights......................................................  20
   Business Pending Consummation...........................................  20
   No Solicitation.........................................................  21
   Cooperation of the Parties..............................................  21
   Amendment of Home Federal's Federal Stock Charter.......................  22
   Accounting Treatment....................................................  22
   Regulatory Approvals....................................................  22
   Conditions to the Merger................................................  22
   Termination of the Agreement and Abandonment of the Merger..............  25
   Payment of Expenses.....................................................  27
   Termination Fee.........................................................  27
   Waiver; Amendment.......................................................  28
ACCOUNTANTS................................................................  28
FINANCIAL INFORMATION......................................................  28
STOCKHOLDER PROPOSALS......................................................  28

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  29
PROXY SOLICITATION.........................................................  29

ANNEXES
   Annex A - Agreement and Plan of Merger, dated as of August 9, 1999, by and among NewSouth Bancorp, Inc., NewSouth Bank, and Washington Financial, Inc. and Green Street Financial Corp and Home Federal Savings and Loan Association
   Annex B - Opinion of Hovde Financial, Inc.
   Annex C - North Carolina law regarding dissenters' rights

EXHIBITS
   Exhibit 1 - Green Street Financial Corp 1998 Annual Report to Stockholders
   Exhibit 2 - Form 10-Q for the Quarter Ended June 30, 1999

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                           GREEN STREET FINANCIAL CORP
                                241 GREEN STREET
                       FAYETTEVILLE, NORTH CAROLINA 28301
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SPECIAL MEETING OF STOCKHOLDERS
                                NOVEMBER 17, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Green Street Financial Corp (the
"Company") to be used at the Special Meeting of Stockholders of the Company which will be held at the office of the Company at 241 Green Street, Fayetteville, North Carolina, on November 17, 1999, at 5:15 p.m. local time (the "Meeting"). The accompanying Notice of Special Meeting and this proxy statement are being first mailed to stockholders on or about October 15, 1999.

         At the Meeting, stockholders will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 9, 1999 (the "Agreement"), by and among NewSouth Bancorp, Inc. ("NewSouth"), NewSouth Bank, and Washington Financial, Inc. ("New Sub"); and the Company and Home Federal Savings and Loan Association ("Home Federal") pursuant to which: (i) NewSouth would cause NewSouth Bank's wholly owned subsidiary, New Sub, to merge with and into the Company with the Company surviving (the "Merger"); and (ii) each outstanding share of the Company's common stock ("Common Stock") would be converted into the right to receive a cash payment of $15.25 ("Merger Consideration") from NewSouth upon completion of the Merger, subject to the terms and conditions contained in the Agreement. See "PROPOSAL TO APPROVE AGREEMENT," "SUMMARY OF THE AGREEMENT," "THE MERGER," and "THE AGREEMENT." A copy of the Agreement is attached as ANNEX A to this proxy statement.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on the proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company (the "Board" or the "Board of Directors") will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the listed proposal. The proxy confers discretionary authority on the persons named therein to vote with respect to such other business, if any, that may properly come before the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on October 5, 1999 (the "Record Date") are entitled to one vote for each share of the Common Stock then held. As of the Record Date, the Company had 3,879,269 shares of Common Stock issued and outstanding.

         The articles of incorporation of the Company ("Articles of Incorporation") provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates or associates (as such terms are defined in the Articles of Incorporation), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership plan or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non-Votes") will be considered present for purposes of determining whether a quorum is present. In the event there are insufficient votes to approve the Agreement at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the proposal to approve the Agreement, by checking the appropriate box, a stockholder may: vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding. Broker Non-Votes and Abstentions will be counted as a vote present but not as a vote cast and therefore will have the affect of a vote against the proposal.

         THE BOARD OF  DIRECTORS  OF THE COMPANY HAS  UNANIMOUSLY  APPROVED  THE
AGREEMENT, BELIEVES IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS ITS APPROVAL BY THE COMPANY'S STOCKHOLDERS.

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the Record Date, persons or groups who beneficially own more than 5% of the Common Stock, the shares of Common Stock beneficially owned by all directors, each named executive officer, and directors and executive officers as a group. Other than as noted below, management knows of no person or group that beneficially owns more than 5% of the outstanding shares of Common Stock at the Record Date.

                                                                                             Percent of Shares of
                                                                Amount and Nature of             Common Stock
Name of Beneficial Owner                                        Beneficial Ownership*             Outstanding
------------------------                                        ---------------------             -----------
Home Federal Savings and Loan Association
Employee Stock Ownership Plan and Trust ("ESOP")
241 Green Street
Fayetteville, North Carolina                                       260,000(1)                         6.7%
Norwood E. Bryan, Jr.                                               54,614(2)                         1.4%
John M. Grantham                                                    47,728(3)                         1.2%
Joseph H. Hollinshed                                                29,959(2)                         0.8%
Henry W. Holt                                                       36,779(1)(2)                      1.0%
Henry G. Hutaff, Sr.                                                44,959(1)(2)                      1.2%
Robert O. McCoy, Jr.                                                22,488(1)(2)                      0.6%
John C. Pate                                                        78,565(4)                         2.0%
Robert G. Ray                                                       19,859(2)                         0.5%
H. D. Reaves, Jr.                                                   87,149(4)                         2.2%
All directors and executive officers of the
Company as a group (12 persons)                                    479,468(5)                        12.4%

---------------------------------
         * As of the Record Date. Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated.
(1) Robert O. McCoy, Jr., Henry G. Hutaff, Sr. and Henry W. Holt to serve as the ESOP administrative committee ("ESOP Committee") and the ESOP trustees ("ESOP Trustee"). The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received, will be voted by the ESOP Trustee as directed by the Board or the ESOP Committee. As of the Record Date, 84,500 shares have been allocated under the ESOP to participant accounts.
(2) Includes 12,894 shares of Common Stock which may be acquired through stock options exercisable within 60 days of the Record Date.
(3) Includes 30,945 shares of Common Stock which may be acquired through stock options exercisable within 60 days of the Record Date.
(4) Includes 59,313 shares of Common Stock which may be acquired through stock options exercisable within 60 days of the Record Date.
(5) Includes 257,886 shares of Common Stock which may be acquired through stock options exercisable within 60 days of the Record Date. Excludes 363,147 shares of Common Stock held by the ESOP over which certain directors, as trustees to the ESOP and Home Federal's Restricted Stock Plan ("RSP"), exercise shared voting and investment power. Such individuals disclaim beneficial ownership with respect to such shares held by the ESOP and the RSP.

--------------------------------------------------------------------------------
                          PROPOSAL TO APPROVE AGREEMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            THE PARTIES TO THE MERGER
--------------------------------------------------------------------------------

Green Street Financial Corp and Home Federal Savings and Loan Association

         The Company's and Home Federal's complete mailing address for their principal executive office is 241 Green Street, Fayetteville, North Carolina 28301 and their telephone number is (910) 483- 3681.

NewSouth Bancorp, Inc., NewSouth Bank, and Washington Financial, Inc.

         NewSouth, a Virginia corporation, is the bank holding company for NewSouth Bank. NewSouth's principal business is overseeing the business of NewSouth Bank and investing the portion of the proceeds retained in connection with its common stock offering. NewSouth Bank is a North Carolina-chartered commercial bank headquartered in Washington, North Carolina and serves eastern North Carolina. NewSouth Bank intends to change its name after the Effective Date. NewSouth Bank derives its income principally from interest earned on loans and investments and, to a lesser extent, loan servicing and other fees and gains on the sale of loans and investments. New Sub is a newly-formed corporate entity which was formed solely for the purpose of effectuating the Merger.

         The complete mailing address for the principal executive office of NewSouth, NewSouth Bank, and New Sub is 1311 Carolina Avenue, Washington, North Carolina 27889 and the telephone number at this address is (252) 946-4178.

         At June 30, 1999, NewSouth had consolidated assets of $292.3 million, deposits of $218.6 million, and shareholders' equity of $50.7 million.

--------------------------------------------------------------------------------
                            SUMMARY OF THE AGREEMENT
--------------------------------------------------------------------------------

         THE FOLLOWING SUMMARY PROVIDES CERTAIN INFORMATION RELATING TO THE MERGER. THIS SUMMARY IS NOT INTENDED TO BE A SUMMARY OF ALL THE INFORMATION RELATING TO THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, INCLUDING THE ANNEXES AND EXHIBITS HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. A COPY OF THE AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT, INCLUDING THE ANNEXES AND EXHIBITS. AS USED IN THIS PROXY STATEMENT, THE TERMS "NEWSOUTH," "THE COMPANY" AND "NEWSOUTH BANK" REFER TO SUCH ORGANIZATIONS, AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, SUCH ORGANIZATIONS AND THEIR RESPECTIVE SUBSIDIARIES.

Reasons for the Merger

         The factors of the Merger that the Board of Directors of the Company, in consultation with its legal and financial advisors, considered material in deciding to approve and recommend the terms of the Merger were (i) the cash to be received by the Company's stockholders of $15.25 per share of Common Stock owned, (ii) the taxable nature of a cash transaction versus the pricing risk associated with taking stock, (iii) information concerning the financial condition, results of operations, capital levels, asset quality and future prospects of the Company as an independent institution, (iv) industry and economic conditions, (v) the impact of the Merger on the depositors, employees, customers and communities served by the Company through expanded commercial and consumer loan products and services, (vi) the opinion of the Company's financial advisor as to the fairness of the consideration to be received by the holders of the Company's Common Stock from a financial point of view, (vii) the general structure of the transaction and the compatibility of management and business philosophy, and (viii) the likelihood of receiving the requisite regulatory approvals in a timely manner. In making its determination, the Board did not ascribe relative weights to the factors which it considered.

The Structure of the Merger and the Consideration to be Paid

         Under the terms of the Agreement, NewSouth would acquire the Company by causing New Sub to merge with the Company, dissolving the Company into NewSouth Bank, and merging the Home Federal with and into NewSouth Bank, with NewSouth Bank surviving. Upon consummation of the Merger, each outstanding share of the Common Stock would be converted into the right to receive a cash payment of $15.25 from NewSouth. Each outstanding stock option to buy Common Stock would be converted into the right to receive a cash payment of $0.31 per share ($15.25 minus the exercise price of all options). The merger of Home Federal with and into NewSouth Bank, is expected to occur immediately after the Merger. The high and low sales prices of the Common Stock on August 6, 1999 (the last trading day preceding the public announcement of the Merger) were both $13.125.

Vote Required

         Approval of the Agreement requires the affirmative vote of the holders of a majority of the outstanding Common Stock. Each owner of Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Meeting or any adjournment or adjournments thereof. The directors and executive officers of the Company are expected to vote their Common Stock in favor of the Agreement. Each director has signed a voting agreement to such effect.

         A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX ON THE PROXY, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT.

Interests of Certain Persons

         Directors and executive officers of the Company have interests in the Merger in addition to their interests as stockholders of the Company generally. These interests include, among others, provisions in the Agreement relating to indemnification and maintenance of director and officer liability insurance coverage. These interests also relate to payments made as a result of a "change in control" of the Company, such as the Merger. See "PROPOSAL TO APPROVE AGREEMENT - THE AGREEMENT -Interests of Certain Persons."

Dissenters' Rights

         Stockholders of the Company are entitled to dissenters' appraisal rights in connection with the Merger. See "PROPOSAL TO APPROVE AGREEMENT - THE AGREEMENT - Dissenters' Rights."

Closing of the Merger

         If (i) the Company's stockholders approve the Agreement, and (ii) all conditions of the Agreement have been satisfied or waived, a closing (the "Closing") will take place as promptly as practicable thereafter. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing will be no more than thirty (30) days after the satisfaction or waiver of all conditions and/or obligations contained in the Agreement.

Effective Date

         As soon as practicable after each of the required conditions set forth in the Agreement have been satisfied or waived, New Sub and the Company will file articles of merger with the Secretary of State of North Carolina. The Merger will become effective at the time the articles of merger are filed with the Secretary of State of North Carolina or at such later time as is set forth in the articles of merger (the "Effective Time"), which shall be immediately following the Closing and on the same day as the Closing if practicable. It is currently anticipated that the Closing will take place, and the Merger will become effective, during the fourth calendar quarter of 1999.

Recommendation of the Company's Board of Directors

         The Board of Directors of the Company has approved the Agreement by unanimous vote, believes it is in the best interests of the Company and its stockholders and unanimously recommends its approval by the Company's stockholders.

Opinion of the Company's Financial Advisor

         Hovde Financial, Inc. ("Hovde") rendered its written opinion to the Company's Board of Directors on August 9, 1999, and subsequently rendered an additional formal written updated opinion dated October 15, 1999 (the "Opinion") that, as of the respective dates of such opinions and subject to the assumptions set forth therein, the cash consideration is fair to the holders of the Common Stock from a financial point of view. For information concerning the matters reviewed, assumptions made and factors considered by Hovde see "- THE MERGER - Opinion of the Company's Financial Advisor" and ANNEX B to this Proxy Statement, which sets forth a copy of Hovde's written fairness opinion dated October 15, 1999. Holders of the Common Stock are urged to, and should, read the Opinion in its entirety.

         Based upon the estimated aggregate purchase price to be paid in connection with the Merger, Hovde's aggregate fees will be approximately $619,816. Hovde was paid approximately $10,000 of such fee upon the signing of its engagement agreement with the Company and the remainder will be paid upon the closing of this transaction. In addition, the Company has reimbursed Hovde approximately $3,000 for reasonable out-of-pocket expenses. See "PROPOSAL TO APPROVE AGREEMENT - SUMMARY OF THE AGREEMENT - Opinion of the Company's Financial Advisor."

Federal Income Tax Consequences

         The receipt of cash by a stockholder of the Company in exchange for shares of the Common Stock pursuant to the Agreement may be a taxable transaction to such stockholder for federal income tax purposes. In general, a stockholder will recognize gain or loss upon the surrender of the stockholder's Common Stock equal to the difference, if any, between (i) the total amount of cash received in exchange for Common Stock and (ii) the stockholder's tax basis in the Common Stock exchanged. Stockholders are urged to consult their own tax advisors as to the specific consequences to them of the Merger under applicable tax laws. See "PROPOSAL TO APPROVE AGREEMENT - SUMMARY OF THE AGREEMENT - Federal Income Tax Consequences."

Business Pending Consummation

         The Company has agreed to carry on its business in substantially the same manner its business was conducted prior to the date of the Agreement, and has agreed not to take certain actions relating to the operation of the Company pending consummation of the Merger, without the prior written consent of NewSouth, except as otherwise permitted by the Agreement.

Regulatory Approvals

         The Merger will be subject to the prior approval of the Federal Deposit Insurance Corporation (the "FDIC") and the North Carolina Office of the Commissioner of Banks (the "Commission"). In addition, the Board of Governors Federal Reserve System ("FRB") and the Office of Thrift Supervision ("OTS") must be notified of the Merger. Necessary applications or waiver requests have been filed with each of such regulatory authorities for such approvals. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "THE AGREEMENT -- Regulatory Approvals."

Conditions to the Merger

         The obligations of NewSouth, NewSouth Bank, and New Sub and the Company and Home Federal to complete the Merger will be subject to certain conditions. See "PROPOSAL TO APPROVE AGREEMENT - SUMMARY OF THE AGREEMENT - Conditions to the Merger."

Expenses

         The Company, the Bank, and NewSouth must generally pay their own respective legal and accounting fees and all other expenses and fees incurred in connection with the Merger. If the Agreement is terminated for certain specified reasons, as set forth in the Agreement, the Company may be required to pay NewSouth a $2,000,000 termination fee. See "PROPOSAL TO APPROVE AGREEMENT - THE AGREEMENT - Termination Fee."

Accounting Treatment

         NewSouth is expected to use the purchase method of accounting with respect to its acquisition of the Company in the Merger.

--------------------------------------------------------------------------------
                      SELECTED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

         The following selected consolidated financial and other data for the last five fiscal years are derived from the audited consolidated financial statements of the Company. The data should be read in conjunction with the audited consolidated financial statements, related notes and other financial information incorporated by reference herein.


                                                                                   At September 30,
                                           At June 30,    --------------------------------------------------------------------------
                                                1999        1998              1997             1996             1995           1994
                                                ----        ----              ----             ----             ----           ----
TOTAL AMOUNTS OF:                           (Unaudited)    (dollars in thousands, except per share data)

  Total assets                              $165,696      $172,705         $177,962         $176,217         $151,028      $150,077
  Investments (1)                             37,603        39,436           47,203           51,403           32,174        43,605
  Loans Receivable, net                      126,570       131,698          128,946          123,148          117,201       105,094
  Savings Deposits                           104,832       110,460          112,642          111,385          127,483       128,334
  Stockholders' Equity (2)                    58,486        60,333           62,946           62,180           22,230        20,453
  Book Value per share                         15.08         14.78            14.64            14.47               --            --


                                         For the Nine Months
                                           Ended June 30,                           For the Years Ended September 30,
                                       ------------------------- -------------------------------------------------------------------
                                             1999         1998         1998        1997        1996       1995           1994
                                             ----         ----         ----        ----        ----       ----           ----
                                            (Unaudited)

Operating Data:
  Interest and Dividend Income           $  8,926      $   9,908     $  13,101   $  13,017    $ 12,583   $ 11,124      $  10,325
  Interest Expense                          3,750          4,221         5,609       5,377       6,232      6,119          5,489
                                         --------       --------     ---------    --------    --------   --------       --------
  Net Interest Income                       5,176          5,687         7,492       7,640       6,351      5,005          4,836
  Provision for Loan Losses                    --             --            --          20          10         --             19
  Noninterest Income                           94             99           132         104         128        106            145
 Noninterest Expense (3)                    2,125          2,449         3,128       3,231       3,300      2,344          2,117
                                         --------       --------     ---------   ---------    --------   --------       --------
 Income before Income Taxes                 3,145          3,337         4,496       4,493       3,169      2,767          2,845
  Income Tax Expense                        1,171          1,255         1,689       1,716       1,099        990          1,035
                                         --------       --------     ---------   ---------    --------  ---------       --------
 Net Income                              $  1,974      $   2,082    $    2,807   $   2,777   $   2,070  $   1,777      $   1,810
                                          =======       ========     =========    ========    ========   ========       ========

  Earnings Per Share, Basic (2)          $   0.52      $    0.51    $     0.70   $    0.68   $    0.28  $       -      $      --
  Earnings Per Share, Diluted (2)            0.52           0.50          0.69        0.67        0.28         --             --
  Dividends Per Share (2)                    0.37           0.34          0.61        0.57        0.35         --             --

Selected other data:
  Return on Average Assets (5)              1.56%          1.59%         1.59%       1.58%       1.22%      1.21%          1.16%
  Return on Average Equity (5)              4.41%          4.45%         4.48%       4.41%       4.93%      8.29%          9.23%
  Interest Rate Spread (5)                  2.46%          2.48%         2.47%       2.60%       2.50%      2.66%          2.58%
  Net Interest Margin (5)                   4.14%          4.31%         4.29%       4.40%       3.78%      3.42%          3.11%
  Dividend Payout Ratio (2)                71.00%         68.00%        87.00%      85.00%     125.00%         --             --
  Average Equity to Average Assets         35.27%         35.62%        35.49%      36.00%      24.76%     14.57%         12.52%
  Nonperforming loans to total loans (4)    0.18%          0.07%         0.15%       0.13%        .25%       .27%           .39%

---------------------
(1)  Includes   interest  earning   deposits,   federal  funds,  and  investment
     securities.
(2) On April 3, 1996, Home Federal converted from a federally chartered mutual savings association to a federally chartered stock savings association and became a wholly owned subsidiary of the Company. Per share data is not presented for periods prior to April 3, 1996.
(3)  Includes nonrecurring insurance assessment of $792,868 during 1996.
(4)  Nonperforming loans is comprised of loans delinquent 90 days or more.
(5) Average balances are derived from month-end balances which are representative of operations.

--------------------------------------------------------------------------------
                                   THE MERGER
--------------------------------------------------------------------------------

A COPY OF THE AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE AGREEMENT CAREFULLY.

General

         At the Effective Time, New Sub will be merged with and into the Company. The Merger will be effected in accordance with any and all applicable provisions of the North Carolina Business Corporation Act (the "NCBCA"). The Company shall thereafter continue as the surviving corporation under the name of "Green Street Financial Corp." At and after the Effective Time, the separate existence of New Sub shall cease, the Articles of Incorporation and the Bylaws of the Company in effect immediately prior to the Merger shall continue as the Articles of Incorporation and Bylaws of the surviving corporation after the Merger. The Company would then be immediately liquidated into NewSouth Bank, and Home Federal would be merged with and into NewSouth Bank with NewSouth Bank surviving.

         The directors and executive officers of the Company immediately prior to the Effective Time shall, as of such Effective Time, submit their written resignation and the directors and executive officers of the Company immediately following the Merger, until their successors shall be duly elected and qualified, shall be such persons as are appointed by NewSouth Bank.

         The Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of North Carolina without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

Background of the Merger

         During the normal course of its business, the Company has periodically received inquiries regarding its willingness to consider an acquisition by, or affiliation with, larger financial institutions. Consistent with its fiduciary obligations to its shareholders, the Company has considered and evaluated such opportunities. Such evaluation included examination of the level and form of consideration proposed, the seriousness and specificity conveyed to the Company in terms of consideration, the future operation of the Company, and other factors deemed relevant by the Company in formulating its business plan with the intent to provide greater value to its shareholders and exceptional service to its customers.

         During the first half of 1998, the Board of Directors of the Company on a number of occasions discussed the implementation cost of providing the increasingly broad array of financial products and alternate delivery channels it believed necessary to remain competitive in the marketplace. During the summer of 1998, the Board determined that it was appropriate to expand the scope of its review of the Company's strategic options to enhance shareholder value. In June 1998, Hovde was asked to make a presentation to the Board regarding strategic alternatives available to the Company. On July 20, 1998, the Board met to consider various strategic alternatives available to the Company as presented by

Hovde at that meeting. Among the topics presented at this meeting, the Board considered the potential advantages and disadvantages to the Company of the following:

     * remaining independent and pursuing traditional asset and income growth through increased deposits and loans;

     * expanding the amount and type of financial products available to its customers;

     * pursuing a merger of equals transaction with a similarly sized institution competitive in the Company's primary market area; and

     * pursuing a selected group of potential acquirors for the sale of the Company through a negotiated transaction.

         On July 29, 1998, the Board met and reviewed the materials discussed at the July 20, 1998 meeting and based on these deliberations, the Board determined that, given the current market conditions, it should consider in greater detail a possible strategic alliance with one of a selected group of potential acquirors. On July 29, 1998 the Company signed an agreement to retain Hovde as its financial advisor to assist and to advise the Company in exploring strategic alternatives to enhance shareholder value, including a possible merger with a larger financial institution. The institutions to be contacted by Hovde were chosen based upon a number of factors including, but not limited to those institutions that:

     * possessed asset size, equity base and/or market capitalization at least as great as the Company's; and

     *    operated in or around the Company's primary market area.

During the period between August 1998 and October 1998, Hovde contacted fourteen financial institutions which it believed might meet the criteria for such a merger transaction with the Company. Eleven of the fourteen financial institutions were provided packages (pursuant to a confidentiality agreement) containing historical, financial, operating and other information about the Company.

         Various levels of discussions were held with each institution that received a confidential information package. Thereafter, those institutions that expressed an interest in entering into a business combination were asked to convey to the Company and Hovde their interest. The Company received preliminary indications of interest from three institutions. NewSouth was one of the three initial candidates, however, after conducting limited due diligence, it withdrew its expression of interest. Prior to conducting due diligence, another institution which had expressed interest subsequently withdrew.

         The Board authorized representatives of the Company to negotiate with the remaining institution. The indications of interest of this institution provided for the consideration to be paid in part stock and part cash. The final determination as to the form and amount of such consideration and significant other terms of a proposed transaction were never agreed upon. Because of the limited liquidity of such stock being offered, the volatility of such stock's price, and general market conditions related to the stock prices of financial institutions, it was not possible to determine the value of the consideration or determine whether it was possible to consummate the transaction at a price favorable to the Company's stockholders. After negotiations between the Company and the other institution and after the Company conducted due diligence, the parties did not reach an agreement. Further discussions were terminated in January 1999.

         In May 1999, NewSouth expressed renewed interest in a possible acquisition. Furthermore, the Company received an inquiry from another financial institution regarding a possible merger with the Company in the form of a part stock and part cash transaction. After considering the proposals from NewSouth and the other institution, including the amount and form of consideration to be paid, the tax effects of such consideration to stockholders, the difficulty in valuing the stock of the potential partner due to such stock's limited liquidity and volatile price, and the potential for a merger permitting the offering of a broader array of financial products to the Company's customer base and the communities it serves, the Board believed its overall objectives were most likely to be achieved by pursuing a transaction with NewSouth.

         In June 1999, Company and NewSouth commenced extensive negotiations. Throughout the negotiation process, management of the Company informed the Board as to the status and terms of the negotiations. In evaluating whether to affiliate with NewSouth, the Company considered the competitive conditions in the markets served by the Company, the Company's future growth prospects, the likely future prospects of the local, state-wide and national economies, the trading characteristics of the Common Stock and the likely future price appreciation prospects of the Common Stock. The Company also took into account its belief that affiliating with NewSouth, a larger financial institution with significantly greater resources and expertise, would offer expansion opportunities and financial products and services not otherwise available to the Company and its customers. The Company and its Board of Directors determined that the Company's competitive position could best be enhanced through affiliation with NewSouth. The aggregate price to be paid to holders of the Common Stock resulted from negotiations which considered the historical earnings and earnings prospects of the Company and its subsidiary bank, potential growth in the Company's markets, the Company's asset quality and the effect of the Merger on the shareholders, customers and employees of the Company.

         Following (i) a thorough review, with its legal and financial advisors of the Merger and the terms and conditions in the Agreement, and (ii) a written presentation by Hovde as to the fairness of the consideration from a financial point of view, NewSouth and the Company entered into the Agreement on August 9, 1999.

Reasons for the Merger and Recommendation

         The factors of the Merger that the Board of Directors of the Company, in consultation with its legal and financial advisors, considered material in deciding to approve and recommend the terms of the Merger were (i) the cash to be received by the Company's stockholders of $15.25 per share of Common Stock owned, (ii) the taxable nature of a cash transaction versus the pricing risk associated with taking stock, (iii) information concerning the financial condition, results of operations, capital levels, asset quality and future prospects of the Company as an independent institution, (iv) industry and economic conditions, (v) the impact of the Merger on the depositors, employees, customers and communities served by the Company through expanded commercial and consumer loan products and services, (vi) the opinion of the Company's financial advisor as to the fairness of the consideration to be received by the holders of the Company's Common Stock from a financial point of view, (vii) the general structure of the transaction and the compatibility of management and business philosophy, and (viii) the likelihood of receiving the requisite regulatory approvals in a timely manner. In making its determination, the Board did not ascribe relative weights to the factors which it considered.

         The Board of Directors of the Company believes that the Merger is in the best interest of the Company and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

Opinion of the Company's Financial Advisor

         The Company retained Hovde to act as its financial advisor in connection with the Merger in July 1998. Hovde has rendered its written opinion to the Company, dated October 15, 1999, to the effect that, based upon and subject to the factors and assumptions set forth in such opinion, and as of the date of such opinion, the Merger Consideration to be paid by NewSouth was fair, from a financial point of view, to the shareholders of the Company.

         The full text of the Opinion, which sets forth, among other things, assumptions made, matters considered, and qualifications and limitations on the review undertaken, is attached to this proxy statement as Annex B. The Company stockholders are urged to read the Opinion in its entirety. The Opinion, which was directed to the Board of Directors, addresses only the fairness to the holders of the Common Stock, from a financial point of view, of the consideration to be paid by NewSouth for the Common Stock pursuant to the Agreement, and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote. The Opinion was rendered to the Board of Directors for its consideration in determining whether to approve the Agreement. The following summary of the Opinion is qualified in its entirety by reference to the full text of the Opinion.

         No limitations were imposed by the Company on the scope of Hovde's investigation or the procedures to be followed by Hovde in rendering the Opinion. Hovde was not requested to and did not make any recommendation to the Board of Directors as to the form or amount of consideration to be offered by NewSouth to the Company in the Merger Consideration, which was determined through arm's-length negotiations between the parties. In arriving at the Opinion, Hovde did not ascribe a specific range of values to NewSouth or the Company, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be offered by NewSouth to the Company in the Merger Consideration on the basis of the financial and comparative analyses described below. Hovde was not requested to opine as to, and the Opinion does not address, the Company's underlying business decision to proceed with or effect the Merger.

         During the course of the engagement, Hovde reviewed and analyzed material bearing upon the financial and operating conditions of NewSouth and the Company and material prepared in connection with the proposed transaction, including the following: the Agreement; certain publicly available information concerning the Company, and its subsidiary, including, as applicable, consolidated financial statements for the Company for the years ended September 30, 1998, 1997 and 1996, and quarterly statements for the periods ended June 30, 1999, March 31, 1999 and December 31, 1998; certain publicly available information concerning NewSouth, and its subsidiary, including, as applicable, consolidated financial statements for NewSouth for the years ended September 30, 1998 and 1997, and quarterly statements for the periods ended June 30, 1999, March 31, 1999 and December 31, 1998; documents filed with federal, state or regulatory agencies filed by the Company for the aforementioned three year period and for the quarterly periods ended March 31, 1999, and December 31, 1998; as applicable, recent internal reports and financial projections for the Company; the nature and terms of recent sale and merger transactions involving thrifts and thrift holding companies that Hovde considered relevant; and financial and other information provided to us by the management of the Company and NewSouth.

         In arriving at the Opinion, Hovde assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information materially inaccurate or misleading. With respect to any financial projections reviewed by Hovde, Hovde assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of
the   managements  of  NewSouth  and  the  Company.   Based  upon  the  form  of
consideration, Hovde assumed that the Merger will be accounted for using the purchase method of accounting and would generally be treated as a taxable transaction to Company stockholders. In arriving at the Opinion, Hovde did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. In addition, Hovde noted that it is not an expert in the evaluation of loan portfolios or allowances for loan and real estate owned losses and it assumed that the allowances for loan and real estate owned losses (as currently stated or as adjusted as may be requested by NewSouth in connection with the Merger) provided to it by the Company and used by it in its analysis and in arriving at the Opinion were in the aggregate adequate to cover all such losses. The Opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of October 15, 1999.

         The following is a summary of the analyses Hovde performed in arriving at the Opinion dated October 15, 1999, as to the fairness, from a financial point of view, to the Company of the Merger Consideration. In connection with the preparation and delivery of the Opinion to the Board of Directors, Hovde performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at the Opinion, Hovde did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

         Purchase Price Analysis. Hovde calculated the price-to-tangible book, price-to-earnings, and price-to-assets multiples, and the premium on core deposits (defined as the transaction price minus tangible book value, divided by core deposits) paid in the Merger using June 30, 1999 financial data based upon an aggregate transaction value of $61.0 million. This analysis yielded a price-to-tangible book value multiple of 104.3%, a price to last twelve months' earnings multiple of 22.6x, a price to assets of 36.8%, and a premium on core deposits of 2.7%.

         Comparable Transaction Analysis. Using publicly available information, Hovde reviewed certain terms and financial characteristics, including historical price-to-earnings ratio, price-to-tangible book ratio, price-to-assets ratio and the core deposit premium paid at the time of transaction announcement, of thrift merger and acquisition transactions.

         The first comparable group included nationwide thrift transactions in which the sellers earned return on assets ("ROAs") between 1.00% and 2.00% with announce dates after July 1, 1998. This analysis yielded 24 comparable transactions. The average price to tangible book value for these transactions was 211.4%, and ranged from 115.1% to 397.9%. The average price to trailing earnings for these transactions was 22.2x, and ranged from 10.0x to 45.0x. The average price to assets was 27.8%, and ranged from 17.0% to 50.9%. The average premium on core deposits was 21.6%, and ranged from 5.3% to 38.3%.

         The second comparable group included thrift transactions in which the sellers earned ROAs between 1.00% and 2.00%, were located in Georgia, South Carolina, Virginia or North Carolina, and with announce dates after January 1, 1998. This analysis yielded 12 comparable transactions. The average price to tangible book value for these transactions was 208.1%, and ranged from 103.8% to 401.3%. The average price to trailing earnings for these transactions was 22.2x, and ranged from 15.3x to 40.0x. The average price to assets was 27.0%, and ranged from 14.7% to 50.9%. The average premium on core deposits was 18.9%, and ranged from 1.9% to 38.3%.

         Because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of the Company, NewSouth, and the companies included in the comparable group, Hovde believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the evaluation of the fairness of the Merger Consideration. Hovde believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the Merger which would affect the acquisition values of the acquired companies and the Company.

         Discounted Terminal Value Analysis. Hovde estimated the present value of the Common Stock by assuming a range of discount rates from 11% to 13% and an 8% annual growth rate in earnings through 2004, starting with earnings of $2.74 million in 1999. In arriving at the value of the Common Stock, Hovde assumed an earnings growth rate of 5% from 2005 into perpetuity. This terminal value was then discounted, along with yearly cash flows for 1999 through 2004, to arrive at the present value for the Common Stock. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of the Common Stock. This analysis and its underlying assumptions yielded a range of value for the Company's shares of approximately $10.36 to $13.42, compared to a total Merger Consideration of $15.25 per share.

         Hovde is a nationally recognized investment banking firm. Hovde, as part of its investment banking business, is continuously engaged in the
valuation  of  businesses  and   securities  in  connection   with  mergers  and
acquisitions, competitive biddings, private placements and valuations for corporate and other purposes. The Board of Directors retained Hovde based upon Hovde's experience and expertise and its familiarity with the Company. Hovde is acting as financial advisor to the Company in connection with the Merger. Pursuant to a letter agreement between the Company and Hovde, the Company has agreed to pay Hovde a fee equal to $619,816, $10,000 of which has been paid to Hovde. In accordance with the letter agreement with Hovde, the Company has reimbursed Hovde approximately $3,000 for reasonable out-of-pocket expenses incurred in connection with the Merger and will indemnify Hovde and certain related persons and entities against certain liabilities, including liabilities under securities laws, incurred in connection with its services.

Federal Income Tax Consequences

         The following is a discussion of the material federal income tax consequences of the acquisition. The discussion of the material federal income tax consequences may not apply to special situations, such as the Company's stockholders, if any, who received their Common Stock upon the exercise of employee stock options or otherwise as compensation, and the Company's stockholders that are insurance companies, securities dealers, financial institutions or foreign persons.

         The receipt of cash by a stockholder of the Company in exchange for shares of the Common Stock pursuant to the Agreement will constitute a taxable transaction to such stockholder for federal income tax purposes. In general, a stockholder will recognize gain or loss upon the surrender of the stockholder's Common Stock equal to the difference, if any, between (i) the total amount of cash received in exchange for the shares of Common Stock exchanged and (ii) the stockholder's tax basis in such Common Stock. Any gain or loss will generally be treated as capital gain or loss if the Common Stock exchanged was held as a capital asset in the hands of the stockholder.

         The cash payments due to the holders of the Common Stock upon the exchange thereof pursuant to the Agreement (other than certain exempt entities and persons) will generally be subject to a 31% backup withholding tax by the exchange agent under federal income tax law unless certain requirements are met. Generally, the exchange agent (NewSouth Bank) will be required to deduct and withhold the tax if (i) the stockholder fails to furnish a taxpayer identification number ("TIN") to the exchange agent or fails to certify under penalty of perjury that such TIN is correct, (ii) the Internal Revenue Service ("IRS") notifies the exchange agent that the TIN furnished by the stockholder is incorrect, (iii) the IRS notifies the exchange agent that the stockholder has failed to report interest, dividends or original issue discount in the past, or
(iv) there has been a failure by the stockholder to certify under penalty of perjury that such stockholder is not subject to the 31% backup withholding tax.

         No ruling has been or will be requested from the IRS as to any of the tax effects of any of the transactions discussed in this proxy statement to stockholders of the Company, and no opinion of counsel has been or will be rendered to the Company with respect to any of the tax effects of the Acquisition to the Company's stockholders. There is no assurance that applicable tax laws will not change, on a current or retroactive basis, prior to the occurrence of the Merger.

         Because the tax consequences of the Merger may vary depending upon the particular circumstances of each stockholder and other factors, stockholders of the Company are urged to consult their own tax advisor to determine their particular tax consequences of the Merger (including but not limited to the application and effect of state and local income and other tax laws).

--------------------------------------------------------------------------------
                                  THE AGREEMENT
--------------------------------------------------------------------------------

         THE FOLLOWING IS A BRIEF SUMMARY OF THE PROVISIONS OF THE AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE AGREEMENT WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT.

Closing of the Merger

         If (i) the Company's stockholders approve the Agreement, and (ii) all conditions of the Agreement have been satisfied or waived, the Closing will take place as promptly as practicable thereafter. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing will be no more than thirty (30) days after the satisfaction or waiver of all conditions and/or obligations contained in the Agreement.

Effective Date

         As soon as practicable after each of the required conditions set forth in the Agreement have been satisfied or waived, New Sub and the Company will file articles of merger with the Secretary of State of North Carolina. The Merger will become effective at the time the articles of merger are filed with the Secretary of State of North Carolina or at such later time as is set forth in the articles of merger, which shall be immediately following the Closing and on the same day as the Closing if practicable. It is currently anticipated that the Closing will take place, and the Merger will become effective, during the fourth calendar quarter of 1999.

Interests of Certain Persons

         Certain members of the Company's management and its Board may be deemed to have interests in the Merger in addition to their interests, if any, as stockholders of the Company. These interests are described in more detail below.

         Outstanding Stock Options of the Company. Upon the satisfaction of all conditions in the Agreement, immediately prior to the Effective Time, each holder of an outstanding stock option, whether or not the option is exercisable, will receive from the Company in cancellation of such option a cash payment in an amount determined by multiplying the number of shares of Common Stock subject to option by such holder by an amount equal to the difference between the Merger Consideration and the per share exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements. Based upon the Agreement, there will be an aggregate payout of $133,242 for cancellation of 429,812 stock options held by executive officers and directors.

         Payment for Restricted Stock. As of the Effective Time, there will be 83,888 shares of Common Stock awarded pursuant to the RSP which will not be deemed earned and non-forfeitable. Each of Messrs. Bryan, Grantham, Hollinshed, Holt, Hutaff, Lloyd, McCoy, Pate, Ray, Reaves, Robertson, and Strickland
currently have restricted stock equal to 4,297 shares, 10,315 shares, 4,297 shares, 4,297 shares, 4,297 shares, 2,750 shares, 4,297 shares, 19,770 shares, 4,297 shares, 19,770 shares, 3,438 shares, and 2,063 shares, respectively. Upon the satisfaction of all conditions set forth in the Agreement, such awards will vest and each participant in the RSP who has agreed to surrender such awards shall receive a cash payment equal to $15.25 per share of Common Stock surrendered plus dividend equivalents of $1.68 per share of restricted stock payable with respect to such shares up to the Effective Time.

         Employment Agreements. As of the Effective Time, the existing employment agreements between Home Federal and each of Messrs. Reaves, Strickland, and Lloyd will be terminated, and in lieu thereof such individuals will enter into new employment agreements with NewSouth Bank with base compensation of $97,800, $58,900, and $61,200, respectively. However, each of Messrs.

Reaves, Strickland and Lloyd may elect to receive payment for the remainder of the terms of their respective employment agreements if they decide to terminate their employment with NewSouth Bank before the terms of their NewSouth Bank employment agreements expire. Messrs. Reaves's and Strickland's employment agreements with NewSouth Bank will have a thirty-six month term and Mr. Lloyd's employment agreement with NewSouth Bank will have a forty-two month term. As a result of the Merger, Mr. Robertson's employment will be terminated and he will receive approximately $227,000 pursuant to his employment agreement with Home Federal.

         Addition of Director and Advisory Board of Directors. As of the Effective Time, Mr. H.D. Reaves, Jr. will become a Director of NewSouth and NewSouth Bank. All of the non-employee directors of Home Federal as of the Effective Time will be invited by NewSouth Bank to join a community advisory board of directors to advise and assist NewSouth Bank with respect to the communities served by Home Federal. Such appointment will be for a three year basis and each person agreeing to serve on such advisory board of directors will receive fees of $400 per month if the advisory board meets monthly or $1,200 per quarter if the advisory board meets quarterly.

         Employee Stock Ownership Plan. Each employee participant in the ESOP will become fully vested in his or her ESOP account as of the Closing. The ESOP will be terminated as of the Closing. After payment at the Closing of the ESOP debt to the Company, the assets of the ESOP will be allocated to participant accounts. Following the Closing, the estimated payments to be made by the ESOP to Messrs. Reaves, Pate, Grantham, Robertson, Strickland and Lloyd in connection with their interest as participants in the ESOP and as a result of the Merger, are $280,000, $130,000, $155,000, $195,000, $155,000, and $155,000,
respectively.

         Director and Officer Indemnification and Insurance. For a period of five (5) years following the Effective Time NewSouth and NewSouth Bank will indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of the Company or Home Federal or any subsidiaries on or before the Effective Time ("Indemnities") with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Articles of Incorporation and Bylaws of NewSouth and NewSouth Bank in effect on August 9, 1999 and applicable provisions of law to the same extent as NewSouth is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for NewSouth and NewSouth Bank.

         NewSouth will cause the persons serving as officers or directors of the Company immediately prior to the Effective Time to be covered for a period of five (5) years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that NewSouth may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event will NewSouth be required to expend more than $35,000 to maintain or procure insurance coverage for such five year period.

Exchange of Common Stock and Consideration to be Paid

         At  the  Effective   Time,  each  share  of  Common  Stock  issued  and
outstanding immediately prior to the Effective Time (except dissenting shares) will automatically and without the necessity of any action on the part of any stockholder, be canceled and converted into the right to receive $15.25 in cash. After the Effective Time, the holders of certificates representing shares of Common Stock will cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as provided in the Agreement and except with respect to rights applicable to dissenting shares.

         THE COMPANY'S STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE WRITTEN INSTRUCTIONS.

         After the Closing, the stock transfer books of the Company will be closed and there will be no further transfers on the transfer books of the Company.

Payment of Merger Consideration

         NewSouth Bank will act as the exchange agent (the "Exchange Agent") for the exchange by the Company stockholders of their shares of Common Stock for the Merger Consideration. After the Effective Time, holders of certificates evidencing outstanding shares of Common Stock (other than dissenting shares), upon surrender of such certificates to the Exchange Agent, will be entitled to receive the Merger Consideration. As soon as practicable after the Effective Time, but not more than three (3) business days thereafter, the Exchange Agent will send a notice and transmittal form to each Company stockholder of record at the Effective Time whose Common Stock will have been converted into the Merger Consideration advising such stockholder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Common Stock in exchange for the Merger Consideration. Upon surrender, each certificate evidencing Common Stock will be canceled. The Exchange Agent will pay by check to the Company stockholders who submit their stock certificates pursuant to these instructions an amount equal to $15.25 for each of their shares within three (3) business days following receipt of the stock certificate(s). Checks will be sent by first class mail.

         The Merger Consideration paid upon the surrender for exchange of Common Stock in the Merger will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Common Stock. No interest will be paid or accrued on the cash payable upon surrender of such certificates.

         If payment for the Common Stock is to be made to any person other than the registered holder of the Common Stock surrendered, the amount of any stock transfer or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer of the Common Stock will be deducted from the amount to be paid by the Exchange Agent or the Exchange Agent may refuse to make such payment unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted to the Exchange Agent. Shares as to which dissenting stockholders' rights have been properly perfected will be treated in the manner provided by the NCBCA.

         In the event any certificate for Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be required pursuant hereto; provided, however, that NewSouth may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against

NewSouth, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

Post Merger Agreements and Benefits

         Generally, employees of the Company or Home Federal who become employees of NewSouth or NewSouth Bank after the Effective Time (the "Continuing Employees") will be eligible to participate in all benefit plans sponsored by NewSouth or NewSouth Bank to the same extent as other similarly situated NewSouth or NewSouth Bank employees, recognizing prior service with Home Federal for purposes of eligibility, participation and vesting; provided that NewSouth will (i) not subject the Continuing Employees to any uninsured waiting period or exclusion for pre-existing conditions that was not in effect on the Effective Time under the medical plan maintained by the Company or Home Federal, and (ii) provide for a carry-over during 1999 or 2000 (as may be applicable) to the replacement NewSouth or NewSouth Bank medical plan of all deductibles and annual out of pocket contributions incurred during the period beginning January 1, 1999 or January 1, 2000 (as be may be applicable) through the Effective Time.

         Employees of Home Federal who become employees of NewSouth Bank will be entitled to carry over to NewSouth Bank up to three days of accrued but unused vacation time but no unused sick leave. The vacation time for any of Home Federal employees who become employees of NewSouth Bank will carry over past December 31, 1999, but must be taken prior to December 31, 2000.

         Retention Bonus. Certain employees of Home Federal who continue to be employed by NewSouth Bank for a period of one year from the Effective Time will be paid a retention bonus on the one year anniversary date of the Effective Time. The maximum aggregate amount of the retention bonus is estimated to be $21,000.

         Severance Payment and 1999 Bonus. NewSouth will pay a severance benefit to any person who was a full time employee of Home Federal immediately prior to the Effective Time and whose employment with NewSouth or NewSouth Bank is involuntarily terminated during the one (1) year period commencing as of the Effective Time. The severance payment obligations of NewSouth will not apply to
(a) any person who has an employment agreement with the Company or Home Federal, or (b) any employee who is terminated for cause.

         If the Effective Time occurs prior to December 10, 1999, on or before December 20, 1999 NewSouth will pay a 1999 bonus to Home Federal employees who continue to be employees of NewSouth on December 20, 1999 or who are terminated by NewSouth without cause after the Effective Time and prior to December 20, 1999. The maximum aggregate amount of such bonus is approximately $104,000.

         Pension Plan. At the Effective Time, Home Federal's pension plan will be merged with and into NewSouth Bank's pension plan, and thereafter each Continuing Employee will be entitled to participate in NewSouth Bank's pension plan to the same extent as other similarly situated NewSouth or NewSouth Bank employees. Such Continuing Employees will receive credit under NewSouth Bank's pension plan for their prior periods of service to Company or Home Federal for purposes of determining eligibility and vesting, and no participant's accrued benefit under Home Federal's pension plan will be reduced as a result of the merger of Home Federal's pension plan with and into NewSouth Bank's pension plan. Continuing Employees will accrue benefits under NewSouth Bank's pension plan for service with NewSouth and NewSouth Bank after the Effective Time.

Dissenters' Rights

         The stockholders of the Company may be entitled to assert dissenters' rights under Article 13 of the North Carolina Business Corporation Act, a copy of which is attached as Annex C to this proxy statement. A stockholder who wishes to assert dissenters' rights:

     1. must give to the Company, and the Company must actually receive, before a vote on the Agreement is taken, written notice of his intent to demand payment for his shares if the Merger is effectuated; and

     2.   the stockholder must not vote his shares in favor of the Agreement.

Dissenters will be notified as to the date the Agreement is approved by stockholders. A failure to vote against the Agreement will not constitute a waiver of a stockholder's dissenter rights. A vote against the Agreement will not satisfy the state law requirements for notice.

         Dissenting Shares are any shares of Common Stock held by a holder who dissents from the Merger and becomes entitled to obtain payment for the value of such shares of Common Stock pursuant to the NCBCA. Any Dissenting Shares will not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions, will not be entitled to receive the Merger Consideration and will be entitled only to such rights as are set forth in the NCBCA; provided however, that shares of Common Stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the NCBCA, or otherwise fails to establish the right of such stockholder to be paid the value of such stockholders' shares under the NCBCA will be deemed to be converted into the right to receive the Merger Consideration. All negotiations with respect to payment for Dissenting Shares will be handled by NewSouth.

         In certain circumstances, NewSouth has the right to terminate the Agreement if more than 7% of the outstanding shares of Common Stock assert dissenters' rights. Further, if more than 20% of the outstanding shares of Common Stock assert dissenters' rights, the Company, in certain circumstances, may be required to pay NewSouth $2,000,000 if the Agreement is terminated.

Business Pending Consummation

         The Company and Home Federal have agreed not to take certain actions relating to the operation of the Company pending consummation of the Merger, without the prior written consent of NewSouth, except as otherwise permitted by the Agreement. These actions include, without limitation:

          * The Company and its subsidiaries will conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would (i) adversely affect the ability to obtain governmental approval of the Merger or (ii) adversely affect the Company's ability to perform its obligations under the Agreement;

          * declare, set aside or pay any dividend or make any other distribution with respect to Common Stock, except for the declaration and payment of the regular quarterly cash dividends in accordance with past practice and in an amount not to exceed $0.13 per share of Common Stock anticipated to be paid in October 1999;

          * reacquire any of the Company's outstanding shares of capital stock;

          * issue or sell or buy any shares of capital stock of the Company or any of its subsidiaries, except shares of Common Stock issued or bought (in accordance with past practice) as contemplated pursuant to the RSP;

          * effect any stock split, stock dividend or other reclassification of the Common Stock; or

          * grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of the Company or any subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any subsidiary.

No Solicitation

         Until the Effective Time or the termination of the Agreement pursuant to its terms, the Company agrees that it will not authorize, and will not authorize any of its subsidiaries, or any of its or their officers, directors, employees, agents or other representatives ("Representatives") to, directly or indirectly, (A) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, a Takeover Proposal, or (B) enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Takeover Proposal, or (C) agree to, approve, recommend, or endorse any Takeover Proposal, or authorize or permit any of its or their subsidiaries or Representatives to take any such action; provided, however, that nothing contained in the Agreement prohibits the Board of Directors from (i) furnishing information to, or engaging in discussions or negotiations with, any person in response to an unsolicited bona fide written Takeover Proposal, (ii) recommending such an unsolicited bona fide written Takeover Proposal to the stockholders of the Company or (iii) entering into any agreement or letter of intent with any person with respect to a Takeover Proposal, if and only to the extent in each case that (a) the Board of Directors concludes in good faith (after consultation with its financial advisors) that such Takeover Proposal would constitute a superior proposal, (b) the Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Board of Directors of its fiduciary duties to the Company's stockholders under applicable law, and (c) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides prompt written notice to NewSouth to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person (which notice will identify the nature and material terms of the proposal).

         "Takeover Proposal" means any proposal, other than as contemplated by the Agreement, for a merger or other business combination involving the Company or any of its subsidiaries or for the acquisition of a ten percent (10%) or greater equity interest in the Company or any subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of the Company or any subsidiary (other than loans or securities sold in the ordinary course).

Cooperation of the Parties

         Until the Effective Time, NewSouth, the Company and their subsidiaries will use their best efforts, and take all actions necessary or appropriate, to consummate the Merger and the other transactions contemplated by the Agreement at the earliest practicable date. NewSouth, NewSouth

Bank and New Sub, on one hand, and the Company and Home Federal, on the other hand, agree not to knowingly take any action that would (i) adversely effect their respective ability to obtain the necessary governmental approvals or (ii) adversely affect their respective ability to perform their obligations under the Agreement. Each of the parties to the Agreement will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to any governmental entity in respect of the transactions contemplated by the Agreement.

Amendment of Home Federal's Federal Stock Charter

         Subject to the Board of Directors' fiduciary duties, the Company and Home Federal will take all actions necessary to amend Home Federal's federal stock charter ("Charter Amendment") to allow the transactions contemplated by the Agreement, provided that the Company and Home Federal may make such amendment contingent upon consummation of the Merger.

Accounting Treatment

         NewSouth is expected to use the purchase method of accounting with respect to its acquisition of the Company in the Merger.

Regulatory Approvals

         The Merger will generally require the approval of the FDIC and the Commission. The Merger will also be subject to the prior notification of the FRB, the OTS and other regulatory authorities.

         The Regulations of the FDIC provide for the publication of notice of, and the opportunity of administrative hearings relating to, the respective applications for approval noted and described above. Interested parties may intervene in the approval proceedings. If an interested party intervenes, such intervention could substantially delay the regulatory approvals required for consummation of the Merger.

         An application seeking FDIC approval of the Merger and the required notice to be filed with the FRB were filed with the appropriate regulatory authorities on September 7, 1999. The required regulatory approvals had not been received as of the date of mailing of this proxy statement but the Company, NewSouth, and NewSouth Bank have no reason to believe that such approvals will not be received.

         The Merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained, and, if the Merger is approved, there can be no assurance as to the date of any such approvals. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Agreement and described below under "-- Conditions to the Merger." There can likewise be no assurance that the U.S. Department of Justice or a state Attorney General will not challenge the Merger or, if such a challenge is made, as to the result thereof.

Conditions to the Merger

         General. The obligations of NewSouth, NewSouth Bank, and New Sub and the Company and Home Federal to complete the Merger will be subject to the following conditions:

          1. The holders of the outstanding shares of Common Stock will have approved the Agreement and the Merger and as otherwise required by applicable law and the Charter Amendment will be effective under applicable law.

          2. No order, decree or injunction will have been entered and remain in force restraining or prohibiting the Merger or related transactions, in any legal, administrative, arbitration, investigatory or other proceedings.

          3. To the extent required by applicable law or regulation, all approvals of or filings with any governmental authority, including without limitation those of the OTS, the FDIC, FRB, the Commission, the Federal Trade Commission, Department of Justice, the SEC, and any state securities authorities, as applicable, will have been obtained or made and any waiting periods will have expired in connection with the consummation of the Merger and related transactions. All other statutory or regulatory requirements for the valid consummation of the Merger and related transactions will have been satisfied.

         Conditions to NewSouth's, NewSouth Bank's, and New Sub's Obligations Under the Agreement. The obligations of NewSouth, NewSouth Bank and New Sub to effect the Merger and the transactions contemplated in the Agreement will be subject to the following additional conditions to the extent not waived:

          1. NewSouth will have received from Malizia Spidi & Fisch, PC, special counsel to the Company, an opinion dated as of the Closing covering the matters set forth in the Agreement.

          2. The Company and Home Federal will have obtained all necessary third party consents or approvals in connection with the Merger and related transactions, the absence of which would materially and adversely affect the Company and the Company's subsidiaries, taken as a whole.

          3. Between the date of the Agreement and the date of Closing, there will not have occurred any material adverse change in the financial condition, business, results of operations or assets of the Company or the Company's subsidiaries, taken as a whole other than any such change attributable to or resulting from year 2000 compliance, changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting both the Company and NewSouth to a similar extent and in a similar manner.

          4.   The  representations  and  warranties  of the  Company  and  Home
               Federal will be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Company and Home Federal will have performed all obligations and complied with each covenant, in all material respects, and all conditions under the Agreement on their parts to be performed or complied with at or prior to the Effective Time; and the Company will have delivered to NewSouth a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          5. Neither the Company nor any of its subsidiaries will be a party to any pending litigation, reasonably probable of being determined adversely to the Company or any subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          6.   All   governmental   approvals   required   to   consummate   the
               transactions contemplated by the Agreement will have been obtained without the imposition of any conditions which NewSouth, NewSouth Bank and New Sub reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of NewSouth, NewSouth Bank or New Sub and, in the reasonable judgment of NewSouth, substantially diminish the benefits expected to be received by NewSouth from the Merger and the transactions contemplated by the Agreement.

          7. All of the outstanding stock options of the Company will have been terminated or canceled as contemplated by the Agreement.

          8.   NewSouth will have received, to its reasonable satisfaction,  any
               Phase  II  Environmental   Reports  as  is  contemplated  in  the
               Agreement.

          9. All participants in the RSP, whose awards for shares of Common Stock will not be deemed earned and non-forfeitable before the Effective Time, will have entered into a written surrender agreement.

          10. No greater than 7% of the outstanding shares of Common Stock entitled to vote at the Meeting will have delivered the written notice of intent to demand payment pursuant to the NCBCA.

          11. NewSouth and the Company will have received an opinion of NewSouth's special counsel substantially to the effect that (i) NewSouth, NewSouth Bank and New Sub and the Company and Home Federal will not recognize any gain or loss upon the acquisition of the Common Stock in the Merger, (ii) the Company will not recognize any gain or loss upon its distribution of all its assets to, and the assumption of all its liabilities by, NewSouth Bank in the liquidation of the Company; (iii) NewSouth and NewSouth Bank will not recognize any gain or loss upon receipt of all the assets and assumption of all the liabilities of the Company in the liquidation of the Company; and (iv) NewSouth, NewSouth Bank, the Company and Home Federal will not recognize any gain or loss as a result of the merger of Home Federal into NewSouth Bank, with NewSouth Bank surviving.

          12. Each of the persons serving as a director or officer of the Company and Home Federal or any subsidiary of either will, at the Closing, submit his/her written resignation, effective as of the Effective Time.

         Conditions to the Company's and Home Federal's Obligations Under the Agreement. The obligations of the Company and Home Federal to effect the Merger and the transactions contemplated in the Agreement will be subject to the following additional conditions to the extent not waived:

          1. Company will have received from NewSouth's counsel, an opinion dated as of the Closing covering the matters set forth in the Agreement.

          2. The representations and warranties of NewSouth and NewSouth Bank will be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); NewSouth, NewSouth Bank and New Sub will have performed all obligations and complied with each covenant, in all material respects, and all conditions under the Agreement on their parts to be performed or complied with at or prior to the Effective Time; and NewSouth will have delivered to the Company a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          3. The Exchange Agent in its fiduciary capacity will have certified receipt of the aggregate Merger Consideration for all shares of Common Stock to be acquired.

          4. In addition to any governmental approvals, NewSouth, NewSouth Bank and New Sub will have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect NewSouth and its subsidiaries, taken as a whole.

          5. There will not be any restriction with respect to the payments contemplated by the Agreement.

Termination of the Agreement and Abandonment of the Merger

         The Agreement and the Merger may generally be terminated after a Termination Event and at any time before the Effective Time, whether before or after approval thereof by stockholders of the Company, as provided below:

          * By mutual consent of the parties, evidenced by their written agreement.

          * At the election of either party, evidenced by written notice, if the Closing will not have occurred on or before March 31, 2000, or such later date as will have been agreed to in writing by the parties; provided, however, that the right to terminate will not be available to any party whose failure to perform an obligation under the Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          * By NewSouth upon delivery of written notice of termination to the Company if any event occurs which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of NewSouth, NewSouth Bank and New Sub to effect the Merger and noncompliance is not waived by NewSouth, provided, however, that such notice will include a statement of the grounds thereof and the Company and Home Federal will have thirty (30) days thereafter to cure the event or conditions cited in such notice (to the extent curable) and if the Company or Home Federal cures the events or conditions giving rise to such grounds to the satisfaction of NewSouth, NewSouth will not have any right to terminate the Agreement based upon such specified events or conditions, and provided, however, that the right to terminate will not be available to NewSouth where NewSouth's, NewSouth Bank's or New Sub's failure to perform an obligation under the Agreement has been the cause of, or has resulted in, the failure of the Closing to occur.

          * By the Company upon delivery of written notice of termination to NewSouth if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of the Company and Home Federal to effect the Merger and noncompliance is not waived by the Company, provided, however, that such notice will include a statement of the grounds thereof and NewSouth, NewSouth Bank, and New Sub will have thirty (30) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if NewSouth, NewSouth Bank, or New Sub cures the events or conditions giving rise to such grounds to the satisfaction of the Company, the Company will not have any right to terminate the Agreement based upon such specified events or conditions, and provided, however, that the right to terminate will not be available to the Company where the Company's or Home Federal's failure to perform an obligation under the Agreement has been the cause of, or has resulted in, the failure of the Closing to occur.

          * By the Company in connection with entering into a definitive agreement or letter of intent with any person with respect to a Takeover Proposal, provided it has complied with all provisions thereof.

          * At any time prior to the Effective Time, by NewSouth, if (i) the Board of Directors withdraws or modifies its recommendation of the Agreement or the Merger in a manner materially adverse to NewSouth or will have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Board of Directors will have recommended to the stockholders of the Company any Takeover Proposal or resolved to do so; (ii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of Common Stock is commenced or a registration statement with respect thereto will have been filed and the Board of Directors, within 10 days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) the Company enters into a definitive agreement with respect to a Takeover Proposal.

          * By NewSouth at any time within 10 days of receipt of the last Phase II Report to be delivered as contemplated in the Agreement if the costs to bring the properties (either singularly or together with other properties) which are the subject of such Phase II Reports into material compliance with applicable environmental laws is projected to exceed $350,000.

         In the event of the termination and abandonment of the Agreement , the Agreement will generally become void and have no effect, except that certain provisions of the Agreement will survive any such termination and abandonment. The termination of the Agreement will generally not relieve the breaching party from liability for an uncured intentional and willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

Payment of Expenses

         Each party to the Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Agreement.

Termination Fee

         In order to induce NewSouth, NewSouth Bank and New Sub to enter into the Agreement and as a means of compensating NewSouth, NewSouth Bank and New Sub for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with the Merger and the transactions contemplated by the Agreement, the Company and Home Federal agree to pay NewSouth $2,000,000 if the Agreement is terminated after a Termination Event because:

          * the Closing does not occur on or before March 31, 2000; provided that the right to terminate the Agreement is not available to any party whose failure to perform an obligation under the Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before March 31, 2000;

          *    the  Company  fails  to  obtain   stockholder   approval  of  the
               Agreement;

          * NewSouth does not receive the required opinion from Malizia Spidi & Fisch, PC;

          *    the  representations  and  warranties  of the  Company  and  Home
               Federal are not true in all material respects at the Effective Time;

          * outstanding stock options of the Company are not terminated or canceled;

          * all participants in the RSP have not entered into a written surrender agreement;

          * 20% of the outstanding shares of Common Stock have delivered the written notice of intent to demand payment under the NCBCA;

          * each director or officer of the Company or any subsidiary has not submitted his resignation, effective as of the Effective Time;

          * the Company enters into a definitive agreement or letter of intent with any person with respect to a Takeover Proposal; or

          * the Board of Directors withdraws or modifies its recommendation of the Agreement or the Merger in a manner materially adverse to NewSouth or the Board publically announced or disclosed to any third party its intention to do any of the foregoing or the Board recommends to the Company's stockholders any Takeover Proposal, or the Board fails to recommend against acceptance of a tender offer or exchange offer (or takes no position with respect to the acceptance of such tender offer or exchange offer) within 10 days after it is commenced, provided that prior to such termination a Termination Event will have occurred.

         Termination Event will mean either of the following:

          A. The Company or any subsidiary, without having received NewSouth's prior written consent, will have entered into a written agreement to engage in a Takeover Proposal with any person other than NewSouth or any affiliate of NewSouth or the Board of Directors will have recommended that the stockholders of the Company approve or accept any Takeover Proposal with any person other than NewSouth or any affiliate of NewSouth; or

          B. After a bona fide written proposal is made by any person other than NewSouth or any affiliate of NewSouth to the Company or its stockholders to engage in a Takeover Proposal, (1) the Company will have breached any covenant or obligation contained in the Agreement and such breach would entitle NewSouth to terminate the Agreement, (2) the stockholders of the Company do not approve the Agreement at the Meeting or the Board of Directors will have (a) withdrawn or modified in a manner materially adverse to NewSouth the recommendation of the Board of Directors with respect to the Agreement, or announced or disclosed to any third party its intention to do so or (b) failed to recommend, in the case of a tender offer or exchange offer for the Common Stock, against acceptance of such tender offer or exchange offer to its stockholders or takes no position with respect to acceptance of such tender offer or exchange offer by its stockholders or (3) the Board of Directors makes the Company's Articles of Incorporation inapplicable to such Takeover Proposal.

         No such payment will be due or payable to NewSouth under the Agreement unless, in addition to one of the above-mentioned events, the Company and/or Home Federal enter into a written definitive agreement with a third party with respect to a Takeover Proposal within 15 months after termination of the Agreement or within such 15 month period any third-party person or entity acquires 25% or more of the outstanding Common Stock.

Waiver; Amendment

         Prior to the Closing,  any provision of the Agreement may generally be:
(i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) only by an agreement in writing among the parties thereto.

--------------------------------------------------------------------------------
                                   ACCOUNTANTS
--------------------------------------------------------------------------------

         The Company's independent certified public accountants are expected to attend the Meeting and therefore will be available to make a statement or respond to stockholders' questions.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

         The Company's 1998 Annual Report to Stockholders and Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1999 are included as Exhibits 1 and 2 to this proxy statement.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than the matter described above in this proxy statement. However, execution of a proxy confers on the designated proxy holder discretionary authority with respect to other matters that may come before the Meeting or any adjournment of the Meeting. In order to be eligible for inclusion in the proxy materials for the Company's 2000 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must have been received at the Company's executive offices at 241 Green Street, Fayetteville, North Carolina 28301, no later than August 16, 1999. In the event the Company receives notice of a stockholder proposal to take action at the 2000 Annual Meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders may exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's executive offices by November 28, 1999.

--------------------------------------------------------------------------------
                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission (File No. 0-27620) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement:

          (i) the Company's Annual Report on Form 10-K for the year ended September 30, 1998;

          (ii) the Company's Current Report on Form 8-K, dated August 11, 1999; and

          (iii)the Company's Form 10-Q for the quarters ended December 31, 1998, and March 31, 1999.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein modifies or supersedes that earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

--------------------------------------------------------------------------------
                               PROXY SOLICITATION
--------------------------------------------------------------------------------

         The Company has retained Regan & Associates to assist in soliciting proxies and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals. Expenses associated with the retention of Regan & Associates are not anticipated to exceed $3,500 (plus reimbursement of certain incurred expenses) and will be paid by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/Allen Lloyd
                                              ----------------------------------
                                              Allen Lloyd
                                              Secretary

Fayetteville, North Carolina
October 15, 1999

                           GREEN STREET FINANCIAL CORP
                                  FORM OF PROXY
                         SPECIAL MEETING OF STOCKHOLDERS
                                NOVEMBER 17, 1999

     The  undersigned  hereby  appoints  the Board of  Directors of Green Street
Financial Corp (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held at the office of the Company 241 Green Street, Fayetteville, North Carolina on November 17, 1999, at 5:15 p.m. and at any and all adjournments thereof, in the following manner:

                                                        FOR   AGAINST   ABSTAIN
                                                        ---   -------   -------

1.   To consider and vote upon a proposal to approve    |_|     |_|       |_|
     the Agreement and Plan of Merger, dated
     August 9, 1999 (the "Agreement"), by and among
     NewSouth Bancorp, Inc. ("NewSouth"), NewSouth
     Bank, Washington Financial, Inc. ("New Sub"), the
     Company, and Home Federal Savings and Loan
     Association ("Home Federal") pursuant to which,
     (i) NewSouth would cause NewSouth Bank's wholly owned subsidiary, New Sub, to merge with and into the Company (the "Merger"); and (ii) each outstanding share of the Company common stock would be converted into the right, to receive a cash payment of $15.25 from NewSouth upon completion of the Merger, subject to the terms and conditions contained in the Agreement.

Note: Executing this proxy permits such attorneys and proxies to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" the above listed proposition.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement dated October 15, 1999.



                                                    Please check here if you
Dated:                       , 1999        |_|      plan to attend the Meeting.
      -----------------------


------------------------------------       ---------------------------------
PRINT NAME OF STOCKHOLDER                  PRINT NAME OF STOCKHOLDER


------------------------------------       ---------------------------------
SIGNATURE OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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
                                                                         ANNEX A





                          AGREEMENT AND PLAN OF MERGER
                               (WITHOUT SCHEDULES)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is dated as of August 9, 1999, by and among NEWSOUTH BANCORP, INC., a Virginia corporation
("NewSouth"), NEWSOUTH BANK, a North Carolina commercial bank and wholly owned subsidiary of NewSouth ("Bank"), and WASHINGTON FINANCIAL, INC., a North Carolina corporation and wholly owned subsidiary of Bank ("New Sub"); and GREEN STREET FINANCIAL CORP, a North Carolina corporation ("Company"), and HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, a Federally chartered savings association and wholly owned subsidiary of Company ("Savings").

         WHEREAS, NewSouth, a bank holding company, with principal offices in Washington, North Carolina, owns all of the issued and outstanding capital stock of Bank, with its principal offices in Washington, North Carolina, and Bank owns all the issued and outstanding capital stock of New Sub.

         WHEREAS, Company, a non-diversified, unitary savings and loan holding company, with principal offices in Fayetteville, North Carolina, owns all of the issued and outstanding capital stock of Savings, with its principal offices in Fayetteville, North Carolina.

         WHEREAS, NewSouth and Company desire to combine their respective holding companies and bank subsidiaries;

         WHEREAS, the parties have determined that it would be desirable and in their respective best interests, including the best interests of their respective shareholders, for (i) New Sub to merge with and into Company (the "Company Merger"), pursuant to which each of the issued and outstanding shares of common stock of Company ("Company Common Stock") shall be automatically by operation of law converted into the right to receive $15.25 in cash (the "Merger Consideration") and the issued and outstanding shares of New Sub common stock shall be converted by operation of law into an equal number of newly issued shares of Company Common Stock all of which shall be owned by Bank, (ii) immediately following the Company Merger, the Company shall be liquidated into the Bank (the "Liquidation") and (iii) immediately following the Liquidation, Savings shall be merged with and into the Bank (the "Bank Merger").

         WHEREAS, the Boards of Directors of NewSouth and the Company (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of NewSouth and the Company, respectively, and their respective stockholders and have approved this Agreement.

         WHEREAS, as a condition and inducement to NewSouth's, the Bank's and New Sub's willingness to enter into this Agreement, NewSouth has entered into a separate Voting Agreement (attached as Exhibit A) with each of the directors and executive officers of the Company providing that each such person shall vote, or cause to be voted, all shares of Company Common Stock which such person beneficially owns for approval of the Company Merger as contemplated herein.

         NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE I
                     THE COMPANY MERGER AND RELATED MATTERS

         1.1 The Company  Merger.  At the Effective  Time (as defined in Section
1.2 hereof), New Sub shall be merged with and into Company pursuant to the provisions herein. The Company Merger shall be effected in accordance with any and all applicable provisions of the North Carolina Business Corporation Act (the "NCBCA"). Company shall thereafter continue as the surviving corporation under the name of "Green Street Financial Corp". Company after the Effective Time is sometimes referred to in this Agreement as the "Surviving Corporation." At and after the Effective Time:

          (1)  The separate existence of New Sub shall cease.

          (2) The Articles of Incorporation and the Bylaws of Company in effect immediately prior to the Company Merger shall continue as the Articles of Incorporation and Bylaws of the Surviving Corporation after the Company Merger.

          (3) The directors and executive officers of the Company immediately prior to the Effective Time shall, as of the such Effective Time, submit their written resignation and the directors and executive officers of the Company immediately following the Company Merger, until their successors shall be duly elected and qualified, shall be such persons as are appointed by the Bank.

          (4) From and after the Effective Time, the Company Merger shall have the effects as set forth in Section 55-11-06 of the NCBCA.

         1.2 Effective Time of the Company Merger. As soon as practicable after each of the conditions set forth in Article V hereof have been satisfied or waived, New Sub and Company will file, or cause to be filed, articles of merger with the Secretary of State of North Carolina, which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of the NCBCA. The Company Merger shall become effective at the time the articles of merger are filed with the Secretary of State of North Carolina or at such later time as is set forth in the articles of merger (the "Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11) and on the same day as the Closing if practicable.

         1.3 Conversion of Shares. The manner and basis of the conversion of the respective outstanding shares of capital stock of Company and New Sub and the consideration which the respective record holders thereof shall be entitled to receive pursuant to the Company Merger shall be as follows:

                  (a)      Company Common Stock.

                           (i) At the Effective Time each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (except Dissenting Shares (as defined in Section 1.4) and shares referred to in subparagraph (ii) of this Section 1.3(a)), shall automatically by virtue of the effectiveness of the Company Merger and without the necessity of any action on the part of the holder thereof, be canceled and converted into the right to receive the Merger Consideration of $15.25 in cash. After the Effective Time, the holders of certificates representing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as provided herein and except with respect to rights applicable to Dissenting Shares.

                           (ii) Any shares of Company Common Stock which are owned or held by Company or any of its subsidiaries (except shares held in any 401(k) plan or employee stock ownership plan of the Company or any of its subsidiaries or other shares held in a fiduciary capacity or shares held by Savings' Restricted Stock Plan) including any shares held in a grantor trust associated with any of Company's or Savings' Employee Plans or Benefit Arrangements (as such terms are defined in Section 2.13 hereof) or by NewSouth or any of NewSouth's subsidiaries (other than in a fiduciary capacity) at the Effective Time shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no Merger Consideration shall be issued or exchanged therefor.

                  (b) New Sub Common Stock. Each share of common stock of New Sub issued and outstanding immediately prior to the Effective Time shall, automatically by virtue of the effectiveness of the Company Merger and without necessity of any action on the part of the holder thereof, be canceled and converted into an equal number of newly issued shares of common stock of the Surviving Corporation.

                  (c) Company Stock Options. Upon the satisfaction of all conditions set forth in Article V of this Agreement, immediately prior to the Effective Time, each holder of an option outstanding under the Company's 1996 Stock Option Plan, as amended on January 28, 1998 (the "Company Option Plan"), whether or not the option is then exercisable, shall receive from the Company in cancellation of such option (such cancellation to be reflected in a written agreement) a cash payment in an amount determined by multiplying the number of shares of Company Common Stock subject to option by such holder by an amount equal to the difference between the Merger Consideration and the per share exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements. Immediately thereafter, Company shall cancel each such option. No cash payment for cancellation of existing stock options shall be payable without the prior review of NewSouth.

                  (d) Restricted Stock Plan. With respect to Savings' Restricted Stock Plan and awards for 83,888 shares of Company Common Stock pursuant thereto, which as of immediately prior to the Effective Time will not be deemed earned and non-forfeitable, upon the satisfaction of all conditions set forth in
Article V of this Agreement, Savings shall immediately prior to the Effective Time pay, to each participant in such Restricted Stock Plan who has agreed to surrender such awards for a cash payment, for each share subject to award which is not then earned and non-forfeitable, cash in an amount equal to $15.25 plus any dividend equivalents payable with respect to such shares up to the Effective Time.

         1.4 Dissenting Shares. Any shares of Company Common Stock held by a holder who dissents from the Company Merger and becomes entitled to obtain payment for the value of such shares of Company Common Stock pursuant to the applicable provisions of the NCBCA shall be herein called "Dissenting Shares." Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions, shall not be entitled to receive the Company Merger Consideration and shall be entitled only to such rights as are set forth in the NCBCA; provided however, that shares of Company Common Stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the NCBCA, or otherwise fails to establish the right of such stockholder to be paid the value of such stockholders' shares under the NCBCA shall be deemed to be converted into the right to receive the Merger Consideration pursuant to the terms and conditions referred to above. All negotiations with respect to payment for Dissenting Shares shall be handled by NewSouth.

         1.5 Right to Revise the Structure of the Transaction. NewSouth, Bank and New Sub shall, in their reasonable discretion, have the unilateral right to revise the structure of the corporate reorganization contemplated by this Agreement in order to achieve tax benefits or for any other reason which they may deem advisable; provided, however, that NewSouth, Bank and New Sub shall not have the right to make any revision to the structure of the reorganization which
(i) changes the form or amount of the consideration payable hereunder, (ii) would unreasonably impede or delay consummation of the transactions contemplated herein or (iii) would result in treatment for Federal income tax purposes of receipt by a shareholder of Company of the Merger Consideration set forth herein as a taxable dividend. NewSouth, Bank and New Sub may exercise this right of revision by giving written notice to Company and Savings in the manner provided in Section 8.4 of this Agreement, which notice shall be in the form of an amendment to this Agreement.

         1.6      Exchange of Shares for Cash

                  (a) The parties hereto agree that the Bank will act as the exchange agent (the "Exchange Agent") for the exchange by Company stockholders of their shares of Company Common Stock for the Merger Consideration, pursuant to the terms of the letter agreement between the Bank and the Company attached hereto as Exhibit B.

                  (b) After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Company Common Stock (other than Dissenting Shares or as provided in Section 1.3(a)(ii)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive cash payable for the Merger Consideration, all as provided in Section 1.3 hereof. As soon as practicable after the Effective Time, but not more than three (3) business days thereafter, the Exchange Agent will send a notice and transmittal form to each Company shareholder of record at the Effective Time whose Company Common Stock shall have been converted into the Merger Consideration advising such shareholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Company Common Stock in exchange for the Merger Consideration. Upon surrender, each certificate evidencing Company Common Stock shall be canceled. The Exchange Agent shall pay by check to the Company shareholders who submit their stock certificates pursuant to these instructions an amount equal to 100% of the Merger Consideration for each of their shares within three (3) business days following receipt of the stock certificate(s). Such checks shall be sent by first class mail.

                  (c) All  payments to Company  shareholders  pursuant to clause
(b) of this Section 1.6 shall be sent to the shareholder's address as shown on the stock records of the Company, or to such other address as a shareholder may specify in a written instruction submitted with the shareholder's stock certificates.

                  (d) The Merger Consideration paid upon the surrender for exchange of Company Common Stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. No interest will be paid or accrued on the cash payable upon surrender of such certificates.

                  (e) If payment for Company Common Stock is to be made to any person other than the registered holder of Company Common Stock surrendered as aforesaid, the amount of any stock transfer or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer of Company Common Stock will be deducted from the amount to be paid by the Exchange Agent or the Exchange Agent may refuse to make such payment unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted to the Exchange Agent. Shares as to which dissenting shareholders' rights have been properly perfected shall be treated in the manner provided by Section 1.4.

                  (f) In the event any certificate for Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be required pursuant hereto; provided, however, that NewSouth may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against NewSouth, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         1.7 Status of Certificates. At and after the Effective Time, each outstanding certificate which previously represented shares of Company Common Stock (except any Dissenting Shares, which Dissenting Shares will evidence only the rights specified in Section 1.4 hereof, and as set forth in Section 1.3(a)(ii) hereof), shall until surrendered for exchange pursuant to this
Article I be deemed for all purposes to evidence only the right to receive cash in accordance with the provisions of this Agreement and shall not be deemed to confer upon the holder thereof any voting, dividend or other rights of a shareholder of the Surviving Corporation. After the Effective Time, there shall be no further registration or transfer on the records of the Surviving Corporation of shares of Company Common Stock (except the shares of common stock of the Surviving Corporation issued pursuant to Section 1.3(b) hereof), and if a certificate formerly representing such shares is presented to NewSouth, it shall be forwarded to the Exchange Agent for cancellation and exchange for the Merger Consideration.

         1.8 Shareholders' Meeting. The Company shall, at the earliest practicable date, hold a meeting of its shareholders (the "Company Shareholders' Meeting") to submit for shareholder approval this Agreement and the Company Merger and all related matters necessary to the consummation of the transactions contemplated hereby.

         1.9      Proxy Statement.

                  (a) For the purpose of holding the Company Shareholders' Meeting, the parties hereto shall cooperate in the preparation of an appropriate proxy statement satisfying all applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (the "Proxy Statement").

                  (b) NewSouth shall furnish such information concerning NewSouth and the NewSouth Subsidiaries (as defined in Section 3.1 hereof) as is necessary in order to cause the Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.9(a) hereof. NewSouth agrees promptly to advise the Company if at any time prior to the Company Shareholders' Meeting any information provided by NewSouth in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission.

                  (c) NewSouth shall have the right to review and comment on the form of Proxy Statement prior to its filing with the SEC and prior to its mailing to Company shareholders.

         1.10 Cooperation; Regulatory Approvals. The parties shall cooperate and use reasonable best efforts to complete the transactions contemplated hereunder at the earliest practicable date. Each party shall cause each of their affiliates and subsidiaries to cooperate in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the Office of Thrift Supervision ("OTS"), Federal Deposit Insurance Corporation ("FDIC"), Federal Reserve Board ("FRB"), the North Carolina Office of the Commissioner of Banks ("Commission"), Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, applicable Secretary of State, other regulatory authorities, holders of the voting shares of common stock of NewSouth and the Company, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the Governmental Approvals (as such term is defined in Section 5.1(c) herein) required to be obtained by it would not be obtained in a timely manner.

         1.11 Closing. If (i) Company shareholder approvals have been received, and (ii) all conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of NewSouth or at such other place as the parties hereto may mutually agree at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing shall be no more than thirty (30) days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement.

         1.12 Closing of Transfer Books. At the Effective Time, the transfer books for Company Common Stock shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on such books.

         1.13 Liquidation Account. The liquidation account established by Savings pursuant to the plan of conversion adopted by it in connection with its conversion from a mutual federal savings and loan association to a stock savings and loan association shall, to the extent required by applicable law, be maintained by Bank after the Bank Merger for the benefit of those persons and entities who were savings account holders of Savings on the eligibility and supplemental eligibility record dates for such conversion and who continue, from time to time, to have rights therein.


                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF COMPANY AND SAVINGS

         Company and Savings represent and warrant to NewSouth, the Bank and New Sub that, except as disclosed in Schedule I attached hereto and except that Savings does not make any representation or warranty regarding the Company:

         2.1 Organization, Good Standing, Authority, Insurance, Etc. The Company is a corporation organized, validly existing and in good standing under the laws of the State of North Carolina. Section 2.1 of Schedule I lists each
"subsidiary" of the Company and Savings within the meaning of Section 10(a)(1)(G) of HOLA, (individually a "Company Subsidiary" and collectively the "Company Subsidiaries") (unless otherwise noted herein all references to a "Company Subsidiary" or to the "Company Subsidiaries" shall include Savings). Each of the Company Subsidiaries is organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of Schedule I. The Company and each Company Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. The Company has delivered to NewSouth a true, complete and correct copy of the certificate of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Company and each Company Subsidiary. The Company and each Company Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. Savings is a member in good standing of the Federal Home Loan Bank of Atlanta and all eligible accounts issued by Savings are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted under applicable law. Savings is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the Thrift Regulations. The Company is registered as a savings and loan holding company under the HOLA.

         The minute books of the Company and the Company's Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including the committees of such Boards).

         2.2  Capitalization.  The  authorized  capital  stock  of  the  Company consists of (i) 10,000,000 shares of common stock, no par value, of which 3,879,269 shares were issued and outstanding as of the date of this Agreement, and (ii) 1,000,000 shares of Preferred Stock, no par value, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for outstanding options to purchase 429,812 shares of Company Common Stock under the Company Option Plan and awards for 103,147 shares of Company Common Stock under the Savings Restricted Stock Plan, which awards as of the date hereof are not deemed earned and non-forfeitable, as of the date of this Agreement, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Company's capital stock from the Company and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which the Company or any of its affiliates is subject with respect to the issuance, voting (other than the Voting Agreement contemplated herein) or sale of issued or unissued shares of the Company's capital stock. A true and complete copy of the Company Option Plan, as in effect on the date of this Agreement, is attached as Section
2.2 of Schedule I.

         2.3 Ownership of Subsidiaries. All the outstanding shares of the capital stock of the Company Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by the Company or a Company Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). Except as set forth in Section 2.3 of Schedule I, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Company Subsidiary and no contracts to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any material investment of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or profit participations in any "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than the Federal Home Loan Bank of Atlanta except as set forth in Section 2.3 of Schedule I.

         2.4      Financial Statements and Reports.

                  (a) No registration statement, proxy statement, schedule or report filed by the Company with the SEC under the 1933 Act or the 1934 Act ("SEC Reports"), on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Company Subsidiaries have timely filed all reports and documents required to be filed by them with the SEC, the OTS, or the FDIC under various securities and banking laws and regulations for the last five years (or such shorter period as they may have been subject to such filing requirements), except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. All such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, with respect to the SEC Reports, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, with respect to reports and documents filed with banking regulatory agencies, were accurate in all material respects. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after March 31, 1999) in accordance with the Company's books and records and those of any of the Company Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after March 31, 1999, will present) fairly the consolidated statement of financial condition and the consolidated statements of income, stockholders' equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). The consolidated financial statements of the Company at September 30, 1998 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of the Company and the Company Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and in the opinion of Company management contain or will contain adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to the Company or the Company Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at September 30, 1998 or for transactions effected or actions occurring or omitted to be taken after September 30, 1998 (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

                  (b) The Company has delivered to NewSouth each SEC Report filed, used or circulated by it with respect to periods since November 1996 through the date of this Agreement and will promptly deliver each such SEC Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated), including, without limitation, its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

                  (c) Except (i) as disclosed in Section 2.4 of Schedule I, (ii) as reflected, noted or adequately reserved against in the financial statements referred to in this Section 2.4, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, Company and the Company Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent or otherwise).

         2.5      Absence of Changes.

                  (a) Except as disclosed in Section 2.4 of Schedule I, since September 30, 1998 and through the date hereof, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of the Company and the Company Subsidiaries, taken as a whole. Except as disclosed in Section 2.4 of Schedule I, since September 30, 1998 and through the date hereof, there is no occurrence, event or development of any nature existing or, to the best knowledge of the Company, threatened, which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of the Company or any Company Subsidiary, taken as a whole.

                  (b) Since September 30, 1998, each of the Company and the Company Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

         2.6 Proxy Statement. At the time the Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approvals referred to in Section 1.8 hereof and at all times subsequent to such mailings up to and including the times of such approval, such Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company (including the Company Subsidiaries), its shareholders and representatives, Company Common Stock and all other transactions contemplated hereby, will:

                  (a) Comply in all material respects with applicable provisions of the 1934 Act and the rules and regulations under such Act; and

                  (b) Not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Company Shareholders' Meeting which has become false or misleading.

         2.7 No Broker's or Finder's Fees. Except as set forth in Section 2.7 of
Schedule I (which shall also include a copy of any engagement agreement), no agent, broker, investment banker, person or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Company Merger or any other transaction contemplated hereby.

         2.8  Litigation and Other  Proceedings.  Except as set forth in Section
2.8 of Schedule I and except for matters which would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of the Company, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

         2.9      Compliance with Law.

                  (a) The Company and the Company Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither the Company nor any Company Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

                  (b) The Company and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state and local governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted.

         2.10     Corporate Actions.

                  (a) The Boards of Directors of the Company and Savings have duly authorized their respective officers to execute and deliver this Agreement and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby. The Board of Directors of the Company has by appropriate resolutions made the provisions of Article XIII of the Company's Articles of Incorporation inapplicable to this Agreement and the Company Merger and has authorized and directed the submission for shareholders' approval of this Agreement, together with the Company Merger and any other action requiring such approvals. All corporate authorization by the Board of Directors of the Company required for the consummation of the Company Merger has been obtained or will be given when required by applicable law. Savings has taken, or shall take prior to the Effective Time, all necessary actions to approve and effectuate an amendment to Section 9 of its Federal Stock Charter to make its provisions inapplicable to NewSouth and the Company Merger and the Bank Merger (the "Charter Amendment").

                  (b) The Company's Board of Directors has taken or will take all necessary action to exempt this Agreement, the Company Merger, the Bank Merger and the transactions contemplated hereby and thereby from, (i) any applicable state takeover laws, (ii) any North Carolina laws limiting or restricting the voting rights of shareholders, (iii) any North Carolina laws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested shareholder" or person or entity of similar type, and (iv) any provision in its or any of the Company Subsidiaries' articles/certificate of incorporation, charter or bylaws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested shareholder" or person or entity of similar type. Without limiting the above, the Company's Board of Directors has made inapplicable to the Company Merger the higher shareholder vote requirement set forth in Article XIV of the Company's Articles of Incorporation.

         2.11 Authority. Except as disclosed in Section 2.11 of Schedule I, the execution, delivery and performance of their obligations under this Agreement by the Company and Savings and the Bank Merger by Savings does not violate or conflict with any of the provisions of, or constitute a breach or default under or give any person the right to terminate, cancel or accelerate payment or performance under or result in the creation of any Encumbrance upon (i) subject to the Charter Amendment, the articles of incorporation or bylaws of the Company or the certificate of incorporation, charter or bylaws of any Company Subsidiary, (ii) any law, rule, ordinance, or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Company Subsidiaries is subject, (iii) any other material agreement, material lease, material contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound or (iv) any property or asset of Company or Savings pursuant to any note, bond, mortgage, indenture, license agreement or other instrument or obligation. The parties acknowledge that the consummation of the Company Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Subject to the approval and effectiveness of the Charter Amendment, the

Company and Savings, as applicable, have all requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder and thereunder, except, with respect to this Agreement and the Company Merger, the approval of the Company's shareholders of this Agreement required under applicable law. Other than the receipt of Governmental Approvals (as defined in Section 5.1(c)), the approval of shareholders of this Agreement, and the consents specified in Schedule I with respect to the Contracts, no consents or approvals are required on behalf of Company in connection with the consummation of the transactions contemplated by this Agreement and the Bank Merger. This Agreement constitutes the valid and binding obligation of the Company and Savings, as applicable, and each is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

         2.12  Employment  Arrangements.  Except as disclosed in Section 2.12 of
Schedule I, there are no employment, severance or other agreements, plans or arrangements with any current or former directors, officers or employees of Company or any Company Subsidiary which may not be terminated without penalty (including any augmentation or acceleration of benefits) on 30 days or less notice to such person. Except as disclosed in Section 2.12 of Schedule I, no payments to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or the disallowance of a deduction to the Company or any Company Subsidiary pursuant to Sections 162 or 280G of the Code.

         2.13     Employee Benefits.

                  (a) Neither the Company nor any of the Company Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13 of Schedule I (true and correct copies of which have been delivered to NewSouth). None of Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Company is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 2.13 of Schedule I, neither the Company nor any of the Company Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). With respect to each Employee Plan and Benefit Arrangement of the Company or any Company Subsidiary, Section 2.13 of
Schedule I sets forth as of the date of this Agreement: (i) any and all payments more than 30 days past due, (ii) the actuarial present value, determined and prepared in accordance with GAAP (based, where applicable, on the same actuarial assumptions as those previously used for funding purposes, other than turnover assumptions, and computed on the basis of a terminated plan), of any accrued benefits or other obligations not listed elsewhere in this schedule, including without limitation, premiums and contributions for which the Company or any Company Subsidiary is or may be directly or indirectly liable to present or former employees, officers, directors, and their beneficiaries, (iii) the net fair market value of the assets held in any fund, policy, or other arrangement, and (iv) the amount of any contribution or other obligation paid, accrued, or payable, or reasonably expected to be payable, between the date of this Agreement and the Closing, including but not limited to contributions by Savings to its Employee Stock Ownership Plan (the "Savings ESOP") to repay its loan in accordance with past practices (pro rated through the Closing), subject to applicable tax law limitations.

                  (b) Except as set forth in Section 2.13 of Schedule I, all Employee Plans and Benefit Arrangements which presently are in effect were in effect for substantially all of calendar year 1998 to date and there has been no material amendment thereof (other than amendments required to comply with applicable law) or no material increase in the cost thereof or benefits payable thereunder on or after October 1, 1998.

                  (c) Each Company and Company Subsidiary Employee Plan and Benefit Arrangement has been administered to date, and will be administered until the Closing, in accordance with their terms and in compliance with the Code, ERISA, and all other applicable rules and regulations. With respect to each Employee Plan and Benefit Arrangement, Company and the Company Subsidiary, as applicable (i) have, in a timely, accurate, and proper manner, both filed all required government reports and made all required employee communications, and
(ii) between the date of this Agreement and the Closing, will complete and file all such required reports. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any Company Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code, whether or not waived; nor has Company or any Company Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Neither Company nor any Company Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA or otherwise arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of NewSouth, or any of its affiliates at or after the Effective Time.

                  (d) Except as set forth in  Section  2.13 of  Schedule  I, the
assets  of  Savings'   defined  benefit  pension  plan  do  not  include  equity
securities.

                  (e) Awards for 171,925 shares of Company Common Stock have previously been awarded to employees and directors of Savings pursuant to Savings Restricted Stock Plan, of which awards for 68,778 shares of Company Common Stock became earned and non-forfeitable prior to the date of this Agreement. Awards for the remaining 103,147 shares of Company Common Stock, including dividend equivalents payable with respect to such shares up to the Effective Time pursuant to such Restricted Stock Plan, will become earned and non-forfeitable in accordance with the schedule set forth in Section 2.13 of
Schedule I.

         2.14 Information Furnished. No statement contained in any schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Company to NewSouth pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Company Merger or the Bank Merger and which is necessary to make the representations and warranties not misleading has been withheld from NewSouth.

         2.15 Property and Assets. The Company and the Company Subsidiaries have marketable title to all of their real property reflected in the Company's consolidated financial statements at September 30, 1998, referred to in Section
2.4 hereof, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, and (e) pledges or liens incurred in the ordinary course of business. Neither the Company nor any Company Subsidiary leases as either lessor or lessee any interest in real property except as set forth in Exhibit 2.15 of Schedule I. No consent of the lessor of any material personal property lease is required for consummation of the Company Merger except as set forth in Section 2.15 of Schedule I. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Company and the Company Subsidiaries since September 30, 1998, except such loss, damage or destruction which does not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. All property and assets material to their business and currently used by Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

         2.16 Agreements and Instruments. Except as set forth in Section 2.16 of
Schedule I, neither the Company nor any Company Subsidiary is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement which involves annual payments in excess of $10,000 or has a remaining term of one year or more, in each case whether or not in the ordinary course, (c) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date hereof), (d) any agreements to make loans or for the provision, purchase or sale of goods, services or property between Company or any Company Subsidiary and any director or officer of Company or Savings, or any member of the immediate family or affiliate of any of the foregoing, (e) any agreements with or concerning any labor or employee organization to which Company or any Company Subsidiary is a party, (f) any agreements between Company or any Company Subsidiary and any five percent or more shareholder of Company, and (g) any agreements, directives, orders, or similar arrangements between or involving the Company or any Company Subsidiary and any state or federal savings institution regulatory authority.

         2.17 Material Contract Defaults. Neither the Company nor any Company Subsidiary nor, to the best knowledge of the Company and Savings, the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which the Company or a Company Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the Company and any Company Subsidiary, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         2.18     Tax Matters.

                  (a) The Company and each of the Company Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.18 of Schedule I; and there is no agreement by the Company or any Company Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Company, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is the Company aware of any basis for any such asser tion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. The Company and each Company Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

                  (b) Adequate provision for any federal, state or local taxes due or to become due for the Company or any of the Company Subsidiaries for any period or periods through and including September 30, 1998, has been made and is reflected on the September 30, 1998 audited Company consolidated financial statements and has been or will be made in accordance with generally accepted accounting principles with respect to periods ending after September 30, 1998.

         2.19  Environmental  Matters.  Except as set forth in  Section  2.19 of
Schedule I, neither the Company nor any Company Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any

Company Subsidiary received written notice from any governmental or regulatory body of, any conditions, activities, practices or incidents which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Company's knowledge, threatened against Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

         2.20     Loan Portfolio:  Portfolio Management.

                  (a) All evidences of indebtedness reflected as assets in the consolidated statement of financial condition of Company as of September 30, 1998, or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against the Company or any Company Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by Savings were at the time entered into and at all times since have been in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. Savings administers its loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in all material respects in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of Savings regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

                  (b) Section 2.20 of Schedule I sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of Savings and its subsidiaries that have been adversely designated, criticized or classified by it as of March 31, 1999, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of the Company Subsidiaries before the date hereof.

         2.21 Real Estate Loans and Investments. Except for properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to the Company or any Company Subsidiary which exist which would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

         2.22 Derivatives Contracts. Neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of Schedule I, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

         2.23 Insurance. The Company and the Company Subsidiaries have in effect insurance coverage which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which the Company and the Company Subsidiaries are engaged. A schedule of all insurance policies in effect as to the Company and the Company Subsidiaries (the "Insurance Policies") is as set forth on Section 2.23 of Schedule I (other than policies pertaining to mortgage loans made in the ordinary course of business). All Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Effective Date shall have been paid on or before the Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements). The Insurance Policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         2.24 Year 2000. (a) Company and Savings' computer hardware and software systems used for the storage and processing of data (as used in this Section 2.24, "Systems") are or will be, Millennium Compliant as required by all FFIEC Year 2000 compliance guidelines, specifically including all FFIEC-mandated interim deadlines for testing and other Year 2000 compliance activities; (b) to the Company's knowledge, none of Company's or any Company Subsidiary's Systems, operations or business functions will be materially adversely affected by the failure of any third party with whom Company or Savings has consistent dealings to be Millennium

Compliant; (c) to the best of Company's and Savings' knowledge after due inquiry, all of its suppliers, customers and third party providers are Millennium Compliant; and (d) Company and Savings' have taken all necessary and appropriate action to address and remedy any known deficiencies in Company's and Savings' Systems from becoming Millennium Compliant. As used herein "Millennium Compliant" shall mean the ability of Systems to provide the following functions, without human intervention, individually and in combination with other products or systems: (i) consistently handle data information before, during and after January 1, 2000, including but not limited to accepting data input, providing data output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption before, during and after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century; (iii) respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

         2.25 Delays. The Company is not aware of any matter that could cause a delay in receiving the approval required by the Company Merger, including without limitation, non-compliance with the Truth in Lending Act, capital compliance, or any provisions of the Community Reinvestment Act.

                                   ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF NEWSOUTH, THE BANK AND NEW SUB

         NewSouth, the Bank and New Sub represent and warrant to Company and Savings that, except as disclosed in Schedule II attached hereto and except that the Bank and New Sub do not make any representation or warranty regarding
NewSouth:

         3.1 Organization, Good Standing, Authority, Insurance, Etc. NewSouth is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia. Each of the subsidiaries of NewSouth within the meaning of Section 2(d) of the Bank Holding Company Act of 1956, as amended (the "BHCA") (individually a "NewSouth Subsidiary" and collectively the "NewSouth Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. NewSouth and each NewSouth Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. NewSouth and each NewSouth Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of NewSouth and the NewSouth Subsidiaries, taken as a whole. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta, and all eligible accounts issued by the Bank are insured by the SAIF to the maximum extent permitted under applicable law. NewSouth is duly registered as a bank holding company under the BHCA.

         The minute books of NewSouth and the NewSouth Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including the committees of such Boards).

         3.2 Capitalization. The authorized capital stock of NewSouth consists of 8,000,000 shares of NewSouth common stock, par value $.01 per share, of which 3,720,501 shares, excluding 643,543 treasury shares, were issued and outstanding as of the date of this Agreement and 1,000,000 shares of preferred stock, par value of $.01 per share, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of NewSouth common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

         3.3      Financial Statements and Reports.

                  (a) No registration statement, proxy statement, schedule or report filed by NewSouth or any NewSouth Subsidiary with the SEC under the 1933 Act, or the 1934 Act, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years (or such shorter period as they may have been subject to such filing requirements), NewSouth and the NewSouth Subsidiaries have timely filed all documents required to be filed by them with the SEC, the FRB, the Commission, or the FDIC under various securities and financial institution laws and regulations, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of NewSouth and the NewSouth Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, with respect to the SEC Reports, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, with respect to reports and documents filed with banking regulatory agencies, were accurate in all material respects. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after March 31, 1999) in accordance with NewSouth's books and records and those of any of its Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after March 31, 1999 will present) fairly the consolidated statement of financial condition and the consolidated statements of operations, stockholders' equity and cash flows of NewSouth and the NewSouth Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes in generally accepted accounting principles). The consolidated financial statements of NewSouth as of September 30, 1998 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing disclose or will disclose, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or due to become due and regardless of when asserted), as of their respective dates, of NewSouth and the NewSouth Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles, other than liabilities which are not, in the aggregate, material to NewSouth and the NewSouth Subsidiaries, taken as a whole, and contain or will contain in the opinion of management adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to NewSouth or the
NewSouth Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at September 30, 1998, or for transactions effected or actions occurring or omitted to be taken after September 30, 1998,
(i) in the ordinary course of business, or (ii) as permitted by this Agreement.

                  (b) NewSouth has made available to the Company all periodic reports filed with the SEC under the 1934 Act for periods since December 31, 1996 through the date hereof and will through Closing upon written request promptly deliver copies of 1934 Act reports for future periods.

                  (c) Except (i) as  disclosed  in Section 3.4 of  Schedule  II,
(ii) as reflected, noted or adequately reserved against in the financial statements referred to in this Section 3.4, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, NewSouth and the NewSouth Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent or otherwise).

         3.4 Absence of Changes. Since September 30, 1998, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of NewSouth and the NewSouth Subsidiaries, taken as a whole. Since September 30, 1998 and through the date hereof, there is no occurrence, event or development of any nature existing or, to the best knowledge of NewSouth, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of NewSouth or any NewSouth Subsidiary, taken as a whole.

         3.5 Proxy Statement. At the time the Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approvals referred to in Section 1.8 hereof and at all times subsequent to such mailings up to and including the times of such approval, such Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein provided by NewSouth for inclusion therein, will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Company Shareholders' Meeting which has become false or misleading.

         3.6 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of NewSouth or any of the NewSouth Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Company Merger or any other transaction contemplated hereby, except NewSouth has engaged Ferguson & Company, an investment banking firm, to provide financial advisory services to NewSouth.

         3.7 Compliance With Law. NewSouth and the NewSouth Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither NewSouth nor any NewSouth Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

         3.8 Corporate Actions. The Boards of Directors of NewSouth, the Bank and New Sub have duly authorized their respective officers to execute and deliver this Agreement and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby. All corporate authorizations by the Board of Directors of NewSouth, the Bank and New Sub required for the consummation of the Company Merger have been obtained. The shareholders of NewSouth are not required to approve either the Company Merger or the other transactions contemplated hereby in accordance with Virginia and North Carolina corporate law. In its capacity as sole shareholder of New Sub, the Bank has approved the Company Merger.

         3.9 Authority. The execution, delivery and performance of this Agreement by NewSouth, the Bank and New Sub and the Bank Merger by Bank does not violate or conflict with any of the provisions of, or constitute a breach or default under or give any person the right to terminate, cancel or accelerate payment or performance under or result in the creation of any Encumbrance upon
(i) the articles of incorporation or bylaws of NewSouth, the Bank or New Sub or the articles of incorporation or bylaws of any other NewSouth Subsidiary, (ii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which NewSouth or any of the NewSouth Subsidiaries is subject, (iii) any material Contract to which NewSouth or any of the NewSouth Subsidiaries is a party or is subject to or by which any of their properties or assets is bound or (iv) any property or asset of NewSouth or Bank pursuant to any note, bond, mortgage, indenture, license agreement or other instrument or obligation which breach, default, termination, cancellation or acceleration would have a material adverse effect on the financial condition, business or results of operations of NewSouth and the NewSouth Subsidiaries, taken as a whole. The parties acknowledge that the consummation of the Company Merger and the other transactions contemplated hereby is subject to various regulatory approvals. NewSouth, New Sub and the Bank have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. Other than the receipt of Governmental Approvals, no consents or approvals are required on behalf of NewSouth or any NewSouth Subsidiary in connection with the consummation of the transactions contemplated by this Agreement or the Company Merger. This Agreement constitutes the valid and binding obligation of NewSouth, New Sub and the Bank, as applicable, and is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

         3.10 Information Furnished. No statement contained in any schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of NewSouth to Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Company Merger and which is necessary to make the representations and warranties not misleading, to the best knowledge of NewSouth, has been withheld from the Company.

         3.11 Agreements and Instruments. As of the date of this Agreement, there are no agreements, directives, orders or similar arrangements between or involving NewSouth or any NewSouth Subsidiary and any state or federal savings institution regulatory authority.

         3.12 Year 2000. NewSouth's and the Bank's computer hardware and software systems used for the storage and processing of data (as used in this
Section 3.12, "Systems") are or will be Millennium Compliant as required by all FFIEC Year 2000 compliance guidelines, specifically including all FFIEC-mandated interim deadlines for testing and other Year 2000 compliance activities; (b) to NewSouth's knowledge, none of NewSouth's or any NewSouth Subsidiary's Systems, operations or business functions will be materially adversely affected by the failure of any third party with whom NewSouth or the Bank has consistent dealings to be Millennium Compliant; (c) to the best of NewSouth's and the Bank's knowledge, all of its suppliers, customers and third party providers are Millennium Compliant; and (d) NewSouth and the Bank have taken all necessary and appropriate action to address and remedy any known deficiencies in NewSouth's and the Bank's Systems from becoming Millennium Compliant. As used herein "Millennium Compliant" shall mean the ability of NewSouth's and the Bank's Systems to provide the following functions, without human intervention, individually and in combination with other products or systems: (i) consistently handle data information before, during and after January 1, 2000, including but not limited to accepting data input, providing data output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption before, during and after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century; (iii) respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and
(iv) store and provide output of date information in ways that are unambiguous as to century.

         3.13  Funding.  The Bank  shall have no later than one day prior to the
Effective  Time   sufficient   cash  on  hand  to  fund  the  aggregate   Merger
Consideration payable hereunder.

         3.14 Delays. NewSouth is not aware of any matter that could cause a delay in receiving the approval required by the Company Merger, including without limitation, non-compliance with the Truth in Lending Act, capital compliance, or any provisions of the Community Reinvestment Act.

                                   ARTICLE IV
                                    COVENANTS

         4.1 Investigations; Access and Copies. Between the date of this Agreement and the Effective Time, each party agrees to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times, upon not less than three days' prior notice to the chief executive officer of the other party, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Articles II or III of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith, and such other documents, records, or information with respect to the business and properties of it and its subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request; provided, however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development (x) which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in Article V of this Agreement.

         4.2 Conduct of Business of the Company and the Company Subsidiaries. Between the date of this Agreement and the earlier of the Effective Time or the date this Agreement is terminated in accordance with its terms, the Company and Savings agree:

                  (a) That the Company and the Company Subsidiaries shall conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would
(i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect the Company's ability to perform its obligations under this Agreement;

                  (b) That the Company shall not, without the prior written consent of NewSouth: (i) declare, set aside or pay any dividend or make any other distribution with respect to Company's capital stock, except for the declaration and payment of regular quarterly cash dividends in accordance with past practice and in an amount not to exceed $0.13 per share of Company Common Stock with respect to any full calender quarter after the date hereof; (ii) reacquire any of Company's outstanding shares of capital stock; (iii) issue or sell or buy any shares of capital stock of the Company or any Company Subsidiary, except shares of Company Common Stock issued or bought (in accordance with past practice) as contemplated pursuant to Savings' Restricted Stock Plan; (iv) effect any stock split, stock dividend or other reclassification of Company's Common Stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Company or any Company Subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any Company Subsidiary;

                  (c) That Company and the Company Subsidiaries shall not, without the prior written consent of NewSouth: (i) sell or dispose of any significant assets of the Company or of any Company Subsidiary other than in the ordinary course of business consistent with past practices; (ii) merge or consolidate the Company or any Company Subsidiary with or otherwise acquire any other entity, or file any applications or make any contract with respect to branching by Savings (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property except as provided in this Agreement;
(iii) change the articles or certificate of incorporation, charter documents or other governing instruments of the Company or any Company Subsidiary, except as provided in this Agreement; (iv) except as set forth in Section 4.2(c) of
Schedule I grant to any executive officer, director or employee of the Company or any Company Subsidiary any increase in annual compensation, any award under any Employee Plan or Benefit Arrangement or any bonus type payment, except that Savings may continue its 1999 bonus plan as set forth in Section 2.13 of
Schedule I for the benefit of its employees and continue to make accruals thereunder for each month through the month in which the Effective Time occurs in a manner consistent with such schedule, and if the Effective Time does not occur before December 10, 1999, Savings may pay the 1999 bonus amounts specified in Section 2.13 of Schedule I to the specified employees at any time between December 10, 1999 and December 31, 1999; (v) adopt any new or amend (except for any amendments required by law) or terminate any existing Employee Plans or Benefit Arrangements of any type except as contemplated herein or make any payment or contribution to any Employee Plans or Benefit Arrangements except as set forth in Section 2.13 of Schedule I; (vi) authorize severance pay or other benefits for any officer, director or employee of Company or any Company Subsidiary; (vii) incur any material indebtedness or obligation or enter into or extend or amend any material agreement or lease, which cannot be canceled upon one month notice or which involves annual payments in excess of $10,000; (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices; (ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional investments in subsidiaries; (x) purchase any investments or debt securities, except that Company and the Company Subsidiaries may purchase federal funds or make overnight deposits with the Federal Home Loan Bank of Atlanta and may purchase securities pursuant to any contractual obligation in existence as of the date of this Agreement, all of which contractual obligations are set forth in Section 2.13 of Schedule I; (xi) purchase any equity securities other than Federal Home Loan Bank stock; (xii) make any investment which would cause Savings not to be a qualified thrift lender under Section 10(m) of the HOLA, or not to be a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code; (xiii) make any loan with a principal balance of $500,000 or more; (xiv) authorize capital expenditures other than in the ordinary course of business; (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or by a regulatory authority or adopt or implement any change in its methods of accounting for

Federal income tax purposes; or (xvi) make any loan in which participation interests therein are to be sold to other persons or entities or acquire a participation interest in a loan originated by another person or entity. The limitations contained in this Section 4.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 4.2(c). Notwithstanding the foregoing, Savings may engage in any of the foregoing activities exclusively with the Bank.

                  (d) From and after the date of this Agreement, the Company and Savings, on the one hand, and NewSouth and the Bank, on the other hand, shall coordinate policies with respect to their investment securities portfolios.

                  (e) Prior to the Effective Time, neither Company nor Savings shall take any action to contact holders of stock certificates evidencing outstanding shares of Company Common Stock for the purpose of permitting those stockholders to submit their stock certificates to the Company for cancellation upon the Effective Time in exchange for the Merger Consideration.

         4.3 No Solicitation. From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to its terms, whichever occurs earlier, the Company agrees that it will not authorize, and will not authorize any of its Subsidiaries, or any of its or their officers, directors, employees, agents or other representatives ("Representatives") to, directly or indirectly, (A) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, a Takeover Proposal, or (B) enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Takeover Proposal, or (C) agree to, approve, recommend, or endorse any Takeover Proposal, or authorize or permit any of its or their Subsidiaries or
Representatives to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the Company Board of Directors from
(i) furnishing information to, or engaging in discussions or negotiations with, any person in response to an unsolicited bona fide written Takeover Proposal,
(ii) recommending such an unsolicited bona fide written Takeover Proposal to the stockholders of the Company or (iii) entering into any agreement or letter of intent with any person with respect to a Takeover Proposal, if and only to the extent in each case that (a) the Company Board of Directors concludes in good faith (after consultation with its financial advisors) that such Takeover Proposal would constitute a Superior Proposal, (b) the Company Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Company Board of Directors of its fiduciary duties to the Company's stockholders under applicable law, and (c) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides prompt written notice to NewSouth to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person (which notice shall identify the nature and material terms of the proposal). The Company agrees that it will immediately cease and cause to be terminated any activities, discussions, or negotiations with any parties regarding any Takeover Proposal existing as of the date of this Agreement. The Company agrees to keep NewSouth fully and timely informed of the status of any inquiries, proposals, discussions, negotiations, furnishing of non-public information, or other activities relating to a Takeover Proposal. As used in this Agreement with respect to the Company, (i) "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Company or any Company Subsidiary or for the acquisition of a ten percent (10%) or greater equity interest in Company or any Company Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of Company or any Company Subsidiary (other than loans or securities sold in the ordinary course), and (ii) "Superior Proposal" means a bona fide Takeover Proposal made by a third party that the Company Board of Directors determines in its good faith judgment to be more favorable to the Company's stockholders than the Company Merger (following consultation with the Company's independent financial advisor) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board of Directors (following consultation with the Company's independent financial advisor), is reasonably capable of being obtained by such third person.

         4.4 Shareholder Approvals. Subject to Sections 1.8 and 4.3 herein and the fiduciary duties of the Company's Board of Directors (including consideration, among other things, of whether or not an updated fairness opinion has been received by the Company from its financial advisor), the Company shall call the meeting of its shareholders to be held for the purpose of voting upon the Company Merger and related matters, as referred to in Section 1.8 hereof, as soon as practicable, but in no event later than sixty (60) days after the SEC has completed its review of the Company's proxy soliciting materials; provided, that Company shall receive an opinion dated within five (5) days of mailing the Proxy Statement that the Company Merger is fair to Company shareholders from a financial point of view. The Company agrees that it will file such proxy soliciting materials with the SEC within 60 days from the date hereof. In connection with such meeting, the Company Board of Directors shall recommend approval of the Company Merger, except as the fiduciary duties of the Company's Board of Directors may otherwise require. The Company shall use its best efforts to solicit from its shareholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the shares of Company Common Stock in favor of the Company Merger, except as the fiduciary duties of the Boards of Directors may otherwise require.

         4.5 Filing of Applications for the Governmental Approvals. NewSouth shall use its best efforts to promptly prepare, submit and file within 45 days after the date hereof all applications necessary to receive the Governmental Approvals in connection with the transactions contemplated by this Agreement.

         4.6 Consents. Company and Savings will use their best efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit Company or Savings, as the case may be, to consummate the Company Merger and the Bank Merger.

         4.7 Publicity. Between the date of this Agreement and the Effective Time, neither NewSouth, Company or any of their subsidiaries shall, without the prior approval of the other, issue or make, or authorize any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Company Merger or the transactions contemplated hereto, except as required by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to Company Merger or the transactions contemplated hereby, except as required by law.

         4.8 Cooperation Generally. Between the date of this Agreement and the Effective Time, NewSouth, Company and their subsidiaries shall use their best efforts, and take all actions necessary or appropriate, to consummate the Company Merger and the other transactions contemplated by this Agreement at the earliest practicable date. NewSouth, the Bank and New Sub, on one hand, and the Company and Savings, on the other hand, agree not to knowingly take any action that would (i) adversely effect their respective ability to obtain the Governmental Approvals or (ii) adversely affect their respective ability to perform their obligations under this Agreement. Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to any governmental entity in respect of the transactions contemplated hereby.

         4.9 Additional Financial Statements and Reports. As soon as reasonably practicable after they become publicly available, each party shall furnish to the other its statement of financial condition and related statements of operations, cash flows and stockholders' equity for all periods prior to the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the party (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included in its most recent audited consolidated balance sheet), and all of such financial statements will be prepared in conformity with the requirements of Form 10-Q or Form 10-K, as the case may be, under the 1934 Act. Each party shall also furnish to the other within two days after the meeting at which they are distributed to that party's directors, such internal monthly financial statements as are furnished to the directors and executive officers of that party.

         4.10 Allowance for Loan and Real Estate Owned Losses. At the request of NewSouth, immediately prior to the Effective Time, the Company and Savings shall in an amount specified by NewSouth, establish such additional provisions for loan and real estate owned losses as may be necessary in the sole determination of NewSouth to conform the Company's and Savings' loan and real estate owned allowance practices and methods to those of NewSouth and the Bank (as such practices and methods are to be applied to Company and Savings from and after the Effective Time); provided, however, that Company and Savings shall not be required to take such action until: (i) Company and Savings provide to NewSouth a written statement certified by the Chairman of the Board, the President and the Chief Financial Officer of the Company and Savings, that the conditions in Sections 5.1 and 5.2 to be satisfied by the Company or Savings or both of them have been satisfied by either or both of them or, alternatively, setting forth in detail the circumstances that have prevented such conditions from being satisfied (the "Reliance Certificate") and NewSouth and the Bank provide to the Company and Savings a Reliance Certificate relating to satisfaction of the conditions in Section 5.1 and 5.3; (ii) NewSouth, the Bank and New Sub, after reviewing the Reliance Certificate, provide the Company and Savings a written waiver of any right any entity may have to terminate the Agreement, which waiver shall contain an express condition precedent that Company and Savings have established such additional provisions for loan and real estate losses as requested by NewSouth pursuant to this Section 4.10; and (iii) in no event until the day prior to the date of the Closing. No additional provision for loan and real estate owned losses taken by Savings pursuant to this Section 4.10 shall be deemed in and of itself to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement.

         4.11 D&O Indemnification and Insurance. For a period of five (5) years following the Effective Time NewSouth and Bank shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of Company or Savings or any Company Subsidiaries on or before the Effective Time ("Indemnities") with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Articles of Incorporation and Bylaws of NewSouth and Bank in effect on the date of this Agreement and applicable provisions of law to the same extent as NewSouth is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for NewSouth and Bank. NewSouth shall cause the persons serving as officers or directors of the Company immediately prior to the Effective Time to be covered for a period of five (5) years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that NewSouth may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall NewSouth be required to expend more than $35,000 to maintain or procure insurance coverage for such five years period pursuant hereto. This Section 4.11 shall be construed as an agreement as to which the directors and officers of Company and Savings referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

         4.12 Update Disclosure. From and after the date hereof until the Effective Time, the Company shall promptly, but not less frequently than monthly, update Schedule I hereto by notice to NewSouth to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and which, in the case of all such updates other than the last such update prior to the Effective Time, reflect a material change from the information provided in Schedule I as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Company and Savings to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

         4.13     Company's Employee Plans and Benefit Arrangements.

                  (a) Between the date of this Agreement and the Effective Time, neither the Company nor any Company Subsidiary will make any contribution, or undertake any obligation to contribute any amount to any Employee Plan or Benefit Arrangement other than as set forth in Section 2.13 of Schedule I to this Agreement.

                  (b) On or before 15 days after execution hereof, the Company will provide NewSouth with true and complete copies of the following documents where applicable to any Employee Plan or Benefit Arrangement: (i) each plan document or agreement, and any amendments thereto, and related trust agreements, insurance contracts and policies, annuity contracts, and any other funding arrangement; (ii) the most recent summary plan description and summary of material modifications, along with disclosure of the date of their distribution to participants and filing with the Department of Labor; (iii) for the three most recent plan years, Form 5500 Annual Return/Report and all actuarial and financial reports and appraisals; (iv) the most recent determination letter received from the Internal Revenue Service, plus any open requests and all other rulings received from any governmental agency; and (v) with respect to any action taken within the current and three preceding plan years, a certified copy of all Board of Directors resolutions. Within 75 days of the date hereof, the Company or Savings shall provide NewSouth with documentation, reasonably satisfactory to NewSouth, demonstrating that for the last three completed Plan years the requirements of Sections 404, 410, 412, 415, and 416 of the Code have been satisfied by each Employee Plan that is intended to qualify under Section 401 of the Code.

                  (c) Except as otherwise provided in this Section, if NewSouth so requests, the Company and any Company Subsidiary shall develop a plan and timetable for terminating each Employee Plan and Benefit Arrangement as of the date of Closing or the immediately preceding day and, with the advance written consent of NewSouth, which consent shall not be unreasonably withheld, shall proceed with the implementation of said termination plan and timetable. The Company shall be solely responsible for all costs, expenses, and other obligations whatsoever arising out of or resulting from termination of any Employee Plan or Benefit Arrangement. Neither the Company nor any Company Subsidiary nor any trust in their direct or indirect control will establish any new benefit plan or arrangement for directors, officers, or employees, or amend or commit to distribute any assets from any Employee Plan or Benefit Arrangement without NewSouth's prior written approval, except that the Company or a Company Subsidiary may make such distribution as may be required under the terms of any existing Employee Plan or Benefit Arrangement in connection with the retirement or other termination of an employee.

                  (d) With respect to any benefit plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting, provided that vesting shall accelerate as of the Effective Time in accordance with the terms of any Employee Plan or Benefit Arrangement that provides for an automatic acceleration of vesting upon a change in control transaction such as the one contemplated hereby.

                  (e) (i) As of the Effective Time, NewSouth and the Bank agree that the employment of and the Employment Agreement between Jerry L. Robertson and Savings (as disclosed in Section 2.12 of Schedule I to this Agreement) shall be terminated by Savings. In connection with such termination, Mr. Robertson shall be entitled to receive payment as contemplated in Section 12(a) of such Employment Agreement, subject to the limitations set forth therein to be paid by Savings.

                      (ii) Employees of Savings who become employees of the Bank shall be entitled to carry over to Bank up to three days of accrued but unused vacation time but no unused sick leave. The vacation time for any of Savings employees who become employees of Bank will carry over past December 31, 1999, but must be taken prior to December 31, 2000. Employees of Savings who become employees of Bank will not be permitted to take any vacation during the first 15 days of January 2000.

                  (f) Savings' ESOP shall be terminated in accordance with its terms. Savings shall develop a written description and timetable within 60 days of the date hereof which shall be provided to and approved by NewSouth and its counsel, which approval shall not be unreasonably withheld, setting forth all actions necessary to terminate Savings' ESOP and submit Savings' ESOP to the IRS for a determination letter that the Savings' ESOP, as so amended and terminated, continues to be a qualified retirement plan and employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code. Upon development and approval by NewSouth of said written description and timetable, Savings shall take such actions as described therein as are approved by NewSouth. Distribution of the shares and any other asset of the ESOP shall (i) not occur until after the receipt of the foregoing IRS determination letter and (ii) occur prior to the Effective Time only with the express written consent of NewSouth not to be unreasonably denied.

                  (g) The Company and Savings shall use their best efforts to cause each participant in Savings' Restricted Stock Plan to agree in writing to surrender any of their outstanding awards for shares of Company Common Stock which will not as of or immediately prior to the Effective Time be earned and non-forfeitable in exchange for the consideration set forth in Section 1.3 herein, provided that no payment may be made to any participant in Savings' Restricted Stock Plan without the prior written authorization of NewSouth. The Company and Savings shall use their best efforts to cause each holder of an option under the Company Option Plan to agree in writing to cancel any of their outstanding options to acquire shares of Company Common Stock in exchange for the consideration set forth in Section 1.3 herein, provided that no payment may be made to any option holder without the prior written authorization of NewSouth.

                  (h) Between the date of this Agreement and the Effective Time, the parties shall cooperate to take steps necessary to permit Savings' pension plan to be merged into Bank's pension plan at the Effective Time, including making any necessary or desirable plan amendments and filings with the IRS as determined by Bank with the approval of Savings, which approval shall not be unreasonably withheld.

         4.14 Amendment of Savings' Federal Stock Charter. Subject to the Board of Directors' fiduciary duties, Company and Savings will take all actions necessary to effectuate the Charter Amendment, provided that Company and Savings may make such amendment contingent upon consummation of the Company Merger.

         4.15 Payments. No later than thirty (30) days prior to consummation of the Company Merger, the Company shall furnish NewSouth for its review (i) a computation of the amounts expected to be payable under the employment agreements disclosed in Section 2.12 of Schedule I as a result of the Company Merger, and (ii) a schedule reasonably satisfactory to NewSouth demonstrating that no "disqualified individual" within the meaning of Section 280G of the Code will be receiving payments in contravention of the representation set forth in the second sentence to Section 2.12 herein.

         4.16 Environmental Reports. The Company shall undertake within 15 days of the date hereof to order, and shall use its best efforts to receive within 40 days (subject to extension with the consent of NewSouth) after ordering a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) ("Report") on (i) all commercial real estate owned by, (ii) all offices and premises used as facilities by, and (iii) all properties which serve as security for any commercial real estate loan having an original principal balance of $1 million or more of the Company or Savings. In the event that NewSouth believes in good faith that such Reports indicate a reasonable likelihood there will be material costs associated with bringing any such property or properties into material compliance with applicable environmental laws, NewSouth shall, within 15 days of its receipt of such Reports, provide Company with written notice to that effect. Failure of NewSouth to provide such written notice with respect to a property within such 15 days period shall constitute waiver of its right to terminate this Agreement pursuant to Section 5.4(h) herein with respect to such property only. The Company shall thereafter undertake to order a Phase II Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) on any property as directed by NewSouth. NewSouth and the Bank agree that they shall pay fifty (50) percent of the expenses incurred with respect to procuring the Phase I Reports and NewSouth will pay all of the expenses incurred with respect to procuring the Phase II Reports. NewSouth and the Bank agree to keep confidential the contents and results of these Phase I and Phase II Environmental Risk Reports.


                                    ARTICLE V
           CONDITIONS TO THE COMPANY MERGER; TERMINATION OF AGREEMENT

         5.1 General Conditions. The obligations of NewSouth, the Bank and New Sub and the Company and Savings to effect the Company Merger and the Bank Merger shall be subject to the following conditions:

                  (a) Stockholder Approval and Effectiveness of Charter Amendment. The holders of the outstanding shares of Company Common Stock shall have approved this Agreement and the Company Merger as specified in Section 1.8 hereof and as otherwise required by applicable law and the Charter Amendment shall be effective under applicable law.

                  (b) No Proceedings. No order, decree or injunction shall have been entered and remain in force restraining or prohibiting the Company Merger, in the Liquidation or the Bank Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings").

                  (c) Government Approvals. To the extent required by applicable law or regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the OTS, the FDIC, FRB, the Commission, the Federal Trade Commission, DOJ, the SEC, and any state securities or Blue Sky authorities, as applicable, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Company Merger, the Liquidation and the Bank
Merger. All other statutory or regulatory requirements for the valid consummation of the Company Merger, the Liquidation and the Bank Merger and related transactions shall have been satisfied.

         5.2 Conditions to Obligations of NewSouth, Bank and New Sub. The obligations of NewSouth, Bank and New Sub to effect the Company Merger, the Liquidation, the Bank Merger and the transactions contemplated herein shall be subject to the following additional conditions to the extent not waived:

                  (a) Opinion of Counsel for Company. NewSouth shall have received from Malizia Spidi & Fisch, PC, special counsel to the Company, an opinion dated as of the Closing covering the matters set forth in Exhibit 5.2(a).

                  (b) Required Consents. In addition to Governmental Approvals, Company and Savings shall have obtained all necessary third party consents or approvals in connection with the Company Merger, the Liquidation and the Bank Merger, the absence of which would materially and adversely affect Company and the Company Subsidiaries, taken as a whole.

                  (c) No Material Adverse Change. Between the date of this Agreement and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, results of operations or assets of Company and the Company Subsidiaries, taken as a whole other than any such change attributable to or resulting from year 2000 compliance, changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting both the Company and NewSouth to a similar extent and in a similar manner. No payments made or expenses incurred in accordance with Section 4.13 herein shall be deemed to constitute a material adverse change under this Section 5.2(c).

                  (d) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. The representations and warranties of the Company and Savings shall be true in all material respects at the Effective Time with the same effect as though made at the Effective Time

(or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Company and Savings shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Effective Time; and Company shall have delivered to NewSouth a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

                  (e) No Litigation. Neither the Company nor any Company Subsidiary shall be a party to any pending litigation, reasonably probable of being determined adversely to the Company or any Company Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

                  (f) Governmental Approval. All Governmental Approvals required hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions which NewSouth, the Bank and New Sub reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of NewSouth, the Bank or New Sub and, in the reasonable judgment of NewSouth, substantially diminish the benefits expected to be received by NewSouth from the transactions contemplated hereby.

                  (g) Stock Options. All of the outstanding Company Stock Options shall have been terminated or canceled as contemplated in Section 1.3(c) herein.

                  (h) Environmental  Reports.  NewSouth shall have received,  to
its  reasonable   satisfaction,   any  Phase  II  Environmental  Reports  as  is
contemplated in Section 4.16 herein subject to Section 5.4(g) herein.

                  (i) Restricted Stock Agreements. All participants in Savings Restricted Stock Plan whose awards for shares of Company Common Stock pursuant thereto which as of immediately prior to the Effective Time shall not be deemed earned and non-forfeitable shall have entered into the written surrender agreement contemplated in Section 4.13(g) hereto.

                  (j) Dissenting Shares. No greater than 7% of the outstanding shares of Company Common Stock entitled to vote at the meeting of Company's shareholders as is contemplated in Section 1.8 herein shall have delivered the written notice of intent to demand payment pursuant to Article 13 of the NCBCA.

                  (k) Tax Opinion. NewSouth and the Company shall have received an opinion of NewSouth's tax counsel or tax accountants substantially to the effect that (i) NewSouth, the Bank and New Sub and the Company and Savings will not recognize any gain or loss upon the acquisition of the Company Common Stock in the Company Merger, (ii) the Company will not recognize any gain or loss upon its distribution of all its assets to, and the assumption of all its liabilities by, the Bank in the Liquidation; (iii) NewSouth and the Bank will not recognize any gain or loss upon receipt of all the assets and assumption of all the liabilities of the Company in the

Liquidation; and (iv) NewSouth, the Bank, the Company and Savings will not recognize any gain or loss as a result of the Bank Merger.

                  (l) Resignation of Directors and Officers. Each of the persons serving as a director or officer of Company and Savings or any subsidiary of either shall, at the Closing, submit his/her written resignation, effective as of the Effective Time.

         5.3 Conditions to Obligations of Company and Savings. The obligations of Company and Savings to effect the Company Merger and the transactions contemplated herein shall be subject to the following additional conditions to the extent not waived.

                  (a) Opinion of Counsel for NewSouth. Company shall have received from Housley Kantarian & Bronstein, P.C., special counsel to NewSouth, an opinion dated as of the Closing covering the matters set forth in Exhibit 5.3(a).

                  (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. The representations and warranties of NewSouth and the Bank shall be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); NewSouth, the Bank and New Sub shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Effective Time; and NewSouth shall have delivered to Company a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

                  (c) Receipt of Merger Consideration. The Exchange Agent in its fiduciary capacity shall have certified receipt of the aggregate Merger Consideration for all shares of Company Common Stock to be acquired hereunder.

                  (d) Required Consents. In addition to Governmental Approvals, NewSouth, the Bank and New Sub shall have obtained all necessary third party consents or approvals in connection with the Company Merger, the absence of which would materially and adversely affect NewSouth and the NewSouth Subsidiaries, taken as a whole.

                  (e) No Restriction on Payment. There shall not be any restriction with respect to the payments contemplated in Section 1.3 herein.

         5.4 Termination of Agreement and Abandonment of Company Merger. This Agreement and the Company Merger and the Bank Merger may be terminated at any time before the Effective Time, whether before or after approval thereof by shareholders of the Company, as provided below:

                  (a)  Mutual  Consent.   By  mutual  consent  of  the  parties,
evidenced by their written agreement.

                  (b) Closing Delay. At the election of either party, evidenced by written notice, if the Closing shall not have occurred on or before March 31, 2000, or such later date as shall have been agreed to in writing by the parties; provided, however, that the right to terminate under this Section 5.4(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

                  (c) Conditions to NewSouth Performance Not Met. By NewSouth upon delivery of written notice of termination to Company if any event occurs which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of NewSouth, the Bank and New Sub to effect the Company Merger or the Bank Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by NewSouth, provided, however, that such notice shall include a statement of the grounds thereof and the Company and Savings shall have thirty (30) days thereafter to cure the event or conditions cited in such notice (to the extent curable) and if the Company or Savings cures the events or conditions giving the rise to such grounds to the satisfaction of NewSouth, NewSouth shall not have any right to terminate this Agreement based upon such specified events or conditions, and provided, however, that the right to terminate under this Section 5.4(c) shall not be available to NewSouth where NewSouth's, Bank's or New Sub's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

                  (d) Conditions to Company Performance Not Met. By the Company upon delivery of written notice of termination to NewSouth if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Company and Savings to effect the Company Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Company, provided, however, that such notice shall include a statement of the grounds thereof and NewSouth, the Bank, and NewSub shall have thirty (30) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if NewSouth, the Bank, or NewSub cures the events or conditions giving the rise to such grounds to the satisfaction of the Company, the Company shall not have any right to terminate this Agreement based upon such specified events or conditions, and provided, however, that the right to terminate under this Section 5.4(d) shall not be available to the Company where the Company's or Savings' failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

                  (e) Other Agreements. By Company in connection with entering into a definitive agreement or letter of intent with any person with respect to a Takeover Proposal in accordance with Section 4.3 herein, provided it has complied with all provisions thereof, in which case NewSouth shall be entitled to the fee specified in Section 6.2(b) hereof.

                  (f) NewSouth Board. At any time prior to the Effective Time, by NewSouth, if (i) the Company Board of Directors withdraws or modifies its recommendation of this Agreement or the Company Merger in a manner materially adverse to NewSouth or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Company Board of Directors shall have recommended to the stockholders of the Company any Takeover Proposal or resolved to do so; (ii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of Company Common Stock is commenced or a registration statement with respect thereto shall have been filed and the Company Board of Directors, within 10 days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) the Company enters into a definitive agreement with respect to a Takeover Proposal.

                  (g) Environmental Reports. By NewSouth at any time within 10 days of receipt of the last Phase II Report to be delivered as contemplated in
Section 4.16 herein if the costs to bring the properties (either singularly or together with other properties) which are the subject of such Phase II Reports into material compliance with applicable environmental laws is projected to exceed $350,000.

                                   ARTICLE VI
                 TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

         6.1 Termination; Lack of Survival of Representations and Warranties. In the event of the termination and abandonment of this Agreement pursuant to
Section 5.4 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 2.7 and 3.6 (Brokers and Finders), 4.7 (Publicity), 6.2 (Expenses), 4.16 (Environmental) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 5.4 (c) or (d) of this Agreement shall not relieve the breaching party from liability for an uncured intentional and willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed after the Effective Time, and (ii) shall not relieve any person for liability for fraud, deception or intentional misrepresentation.

         6.2      Payment of Expenses.

                  (a) Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

                  (b) In order to induce NewSouth, the Bank and New Sub to enter into this Agreement and as a means of compensating NewSouth, the Bank and New Sub for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, the Company and Savings agree that if this

Agreement is terminated in accordance with Sections 5.4(b), 5.4(c) (but only on account of failure of any of the conditions set forth in Section 5.1(a) and paragraphs (a), (d), (g), (i), (j) (except that for the $2,000,000 payment to be owed following failure solely of the condition set forth in Section 5.2(j) then at least 20% of the outstanding shares of Company Common stock entitled to vote shall have delivered notice pursuant to Article 13 of the NCBA) and (l) of
Section 5.2 herein), 5.4(e) or 5.4(f) hereof and prior to such termination a Termination Event, as defined in paragraph (c) of this Section 6.2, shall have occurred, the Company or Savings will upon demand pay to NewSouth or the Bank in immediately available funds $2,000,000, inclusive of any other amounts that may otherwise be due and payable in accordance with Section 6.2 hereunder; provided however, no such payment shall be due or payable hereunder prior to Company and Savings entering into a written definitive agreement with a third party with respect to a Takeover Proposal within 15 months after termination of the Agreement or within such 15 month period any third-party person or entity acquires 25% or more of the Company's outstanding Common Stock

                  (c) For purposes of this Agreement, a Termination Event shall mean either of the following:

                      (i) The Company or any Company Subsidiary, without having received NewSouth's prior written consent, shall have entered into a written agreement to engage in a Takeover Proposal with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)((9) and 13(d)(3) of the 1934 Act, and the rules and regulations thereunder) other than NewSouth or any affiliate of NewSouth (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the 1933 Act) or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Takeover Proposal with any person other than NewSouth or any affiliate of NewSouth; or

                      (ii) After a bona fide written proposal is made by any person other than NewSouth or any affiliate of NewSouth to the Company or its shareholders to engage in a Takeover Proposal, either (A) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle NewSouth to terminate this Agreement, (B) the holders of Company Common Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, a proxy statement has not been mailed to the holders of Company Common Stock as a result of the Board of Directors' exercise of its fiduciary duties as set forth in Section 4.4 of this Agreement, such meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of this Agreement except as a result of a judicial or administrative proceeding or the Company's Board of Directors shall have (i) withdrawn or modified in a manner materially adverse to NewSouth the recommendation of the Company's Board of Directors with respect to this Agreement, or announced or disclosed to any third party its intention to do so or (ii) failed to recommend, in the case of a tender offer or exchange offer for the Company Common Stock, against acceptance of such tender offer or exchange offer to its shareholders or takes no position with respect to acceptance of such tender offer or exchange offer by its stockholders or (C) the

Company Board of Directors makes the provisions of Article XIII or Article XIV of the Company's Articles of Incorporation inapplicable to such Takeover Proposal.


                                   ARTICLE VII
                         CERTAIN POST-MERGER AGREEMENTS

         7.1 Employees. (i) Except as set forth in paragraphs (vi) and (vii) of this Section 7.1, employees of the Company or Savings who become employees of NewSouth or the Bank after the Effective Time (the "Continuing Employees") shall be eligible to participate in all benefit plans sponsored by NewSouth or the Bank to the same extent as other similarly situated NewSouth or Bank employees, recognizing prior service with Savings for purposes of eligibility, participation and vesting; provided that NewSouth shall (i) not subject the Continuing Employees to any uninsured waiting period or exclusion for pre-existing conditions that was not in effect on the Effective Time under the medical plan maintained by the Company or Savings, and (ii) provide for a carry-over during 1999 or 2000 (as may be applicable) to the replacement NewSouth or Bank medical plan of all deductibles and annual out of pocket contributions incurred during the period beginning January 1, 1999 or January 1, 2000 (as be may be applicable) through the Effective Time.

                  (ii) Salaries for employees of Savings who are to become employees of the Bank immediately following the Effective Time are set forth in
Exhibit 7.1 hereto. The Bank shall also honor the existing agreements set forth in Exhibit 7.1 hereto.

                  (iii) With respect to those employees of Savings identified in
Exhibit 7.1 hereto who continue to be employed by the Bank for a period of one year from the Effective Time, such employees will be paid a retention bonus in the amount set forth in Exhibit 7.1 on the one year anniversary date of the Effective Time.

                  (iv) NewSouth shall pay (or cause to be paid) a severance benefit in accordance with Exhibit 7.1 hereto to any person who was a full time employee of Savings immediately prior to the Effective Time and whose employment with NewSouth or the Bank is involuntarily terminated during the one (1) year period commencing as of the Effective Time. The severance payment obligations under this Section 7.1 shall not apply to (a) any person who has an Employment Agreement with Company or Savings, or (b) any employee who is terminated for cause.

                  (v) In the event the Effective Time occurs prior to December 10, 1999, on or before December 20, 1999 NewSouth will pay to the Savings employees listed on Exhibit 7.1 who continue to be employees of NewSouth on December 20, 1999 or who are terminated by NewSouth without cause after the Effective Time and prior to December 20, 1999 the 1999 bonus amounts set forth in Exhibit 7.1.

                  (vi) The Continuing Employees shall be eligible to participate in NewSouth's Employee Stock Ownership Plan ("NewSouth ESOP") no later than October 1, 2001. In connection with their participation in the NewSouth ESOP, such employees shall receive credit for prior years of service with Savings or the Company, as well as service with NewSouth or Bank, for purposes of determining eligibility to participate, and vesting, if applicable.

                  (vii) At the Effective Time, Saving's pension plan shall be merged with and into Bank's pension plan, and thereafter each Continuing Employee shall be entitled to participate in Bank's pension plan to the same extent as other similarly situated NewSouth or Bank employees. Such Continuing Employees shall receive credit under Bank's pension plan for their prior periods of service to Company or Savings for purposes of determining eligibility and vesting, and no participant's accrued benefit under Savings' pension plan shall be reduced as a result of the merger of Savings' pension plan with and into Bank's pension plan. Continuing Employees will accrue benefits under Bank's pension plan for service with NewSouth and Bank after the Effective Time.

         7.2 Directors. As of the Effective Time, Mr. H.D. Reaves, Jr. shall become a Director of NewSouth and the Bank. All of the non-employee directors of Savings as of the Effective Time shall be invited by the Bank to join a community advisory board of directors to advise and assist the Bank with respect to the communities served by Savings. Such appointment shall be for a three year basis and each person agreeing to serve on such advisory board of directors shall receive fees of $400 per month if the advisory board meets monthly or $1,200 per quarter if the advisory board meets quarterly.

         7.3 Employment Agreements. As of the Effective Time, the existing employment agreements between Savings and each of H.D. Reaves, Jr., Anthony R. Strickland and Allen Lloyd will be terminated, and in lieu thereof such individuals will enter into new employment agreements with the Bank in the form attached at Exhibit 7.3 hereto.

                                  ARTICLE VIII
                                     GENERAL

         8.1 Amendments. Subject to applicable law, this Agreement may be amended, whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after the adoption of the Agreement by the shareholders of the Company, no such amendment without further shareholder approval may reduce the amount or change the form of the consideration to be received by the Company shareholders in the Company Merger.

         8.2 Confidentiality. All information disclosed hereafter by any party to this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to Section 4.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated except to the extent that (i) it was known by such other party when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose to the OTS, the FDIC, the FRB, the Commission or any other regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or (iv) to the extent such duty as to confidentiality is waived by the other party. In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.2.

         8.3 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of North Carolina without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

         8.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to NewSouth or Bank, to

                                    NewSouth Bancorp, Inc.
                                    1311 Carolina Avenue
                                    Washington, North Carolina 27889
                                    Attention: Thomas A. Vann, President

                  with a copy to:

                                    Housley Kantarian & Bronstein, P.C.
                                    Suite 700
                                    1220 19th Street, N.W.
                                    Washington, DC  20036
                                    Attention: Gary R. Bronstein, Esquire

                  and if to Company or Savings, to

                                    Green Street Financial Corp
                                    241 Green Street
                                    Fayetteville, North Carolina 28301
                                    Attention: H.D. Reaves, Jr., President

                  with a copy to:

                                    Malizia Spidi & Fisch, PC
                                    One Franklin Square
                                    1301 K Street, N.W.
                                    Suite 700 East
                                    Washington, DC  20005
                                    Attention:  Richard Fisch, Esquire

or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

         8.5 No Assignment. This Agreement may not be assigned by any of the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.6 Headings. The description heading of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         8.7 Counterparts. This Agreement may be extended in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

         8.8 Construction and Interpretation. Except as the context otherwise requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

         8.9 Entire Agreement. This Agreement, together with the schedules, lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Company Merger, except for the Confidentiality Agreement between the Company and NewSouth dated October 5, 1998, attached at Exhibit 8.9, which shall remain in full force and effect. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

         8.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

         8.11 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person (other than the Company, Savings, NewSouth, the Bank or New Sub and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein, including the Indemnities described in Section 4.11 of this Agreement.

         8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity; except that no such rights shall attach in circumstances where the Company and Savings shall have paid NewSouth, Bank or NewSub the $2,000,000 payment set forth in Section 6.2(b) herein.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.

NEWSOUTH BANCORP, INC.                 GREEN STREET FINANCIAL CORP

    /s/ Thomas A. Vann                     /s/ H.D. Reaves, Jr
By: ---------------------------------  By: ------------------------------------
Name: Thomas A. Vann                   Name: H.D. Reaves, Jr.
Title:  President                      Title:   President



NEWSOUTH BANK                          HOME FEDERAL SAVINGS AND
                                            LOAN ASSOCIATION

    /s/ Thomas A. Vann                      /s/ H.D. Reaves, Jr
By: ---------------------------------  By: ------------------------------------
Name: Thomas A. Vann                   Name: H.D. Reaves, Jr.
Title:  President                      Title:   President



WASHINGTON FINANCIAL, INC.

    /s/ Thomas A. Vann
By: ---------------------------------
Name: Thomas A. Vann
Title:  President

              ANNEX B -- FAIRNESS OPINION OF HOVDE FINANCIAL, INC.

                              Hovde Financial, Inc.
                     INVESTMENT BANKERS & FINANCIAL ADVISORS

October 15, 1999


Board of Directors
Green Street Financial Corp
241 Green Street
Fayetteville, NC 28301

Members of the Board:


        We have reviewed the Stock Purchase Agreement (the "Agreement") dated August 9, 1999, by and among NewSouth Bancorp, Inc. ("Buyer"), and Green Street Financial Corp ("GSFC") and its wholly owned subsidiary, Home Federal Savings and Loan Association ("Home Federal") pursuant to which, among other things, GSFC will become a wholly owned subsidiary of Buyer and subsequently be dissolved, and Home Federal will then be merged with and into Buyer. As is set forth in the Agreement, all of the issued and outstanding Shares (other than Dissenting Shares of Common Stock) and Stock Options shall be converted into the right to receive an aggregate amount of cash equal to $60,981,642.00, subject to reduction as provided for in the Agreement (the "Purchase Price"). Capitalized terms used herein shall have the same meaning as in the Agreement, unless specifically stated otherwise.

        Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. Pursuant to a written agreement dated July 27, 1998, between GSFC and Hovde, Hovde was engaged to assist GSFC in exploring various strategic options, including a merger or sale of GSFC. Therefore, we are familiar with GSFC (including its wholly owned subsidiary, Home Federal), having acted as its financial advisor in connection with the proposed transaction, and having participated in the negotiations leading to the Agreement.

        During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of GSFC, Home Federal and Buyer, and material prepared in connection with the proposed transaction, including the following: the Agreement; certain publicly available information concerning GSFC, including consolidated financial statements for the years ended September, 1998, 1997 and 1996, and the quarters ended June 30, 1999, March 31, 1999 and December 31, 1998; certain publicly available information concerning Buyer, including consolidated financial statements for the years ended September, 1998 and 1997, and the quarters ended June 30, 1999, March 31, 1999 and December 31, 1998; the nature and terms of recent sale and merger transactions involving thrifts and thrift holding companies that we consider relevant; historical and current market data for the common stock of GSFC; and, financial and other information provided to us by the managements of GSFC, Home Federal and Buyer.

Board of Directors
Green Street Financial Corp
October 15, 1999
Page Two

         In addition, we have conducted meetings with members of the senior management of GSFC for the purpose of reviewing the future prospects of the company. In this regard, we considered the net present value of future cash flows attributable to each share of GSFC and compared this to the per share value of the Purchase Price. We also took into account our assessment of general economic, market and financial conditions and our experience in other similar transactions as well as our overall knowledge of the banking industry and our general experience in securities valuations. As part of our engagement, we solicited and reviewed competitive bids from parties which we believed to be likely acquirers for GSFC.

         In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by GSFC and Buyer, and in the discussions with the management of GSFC.

         Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the Purchase Price to be received by the shareholders of GSFC as described in the Agreement is fair from a financial point of view.


Sincerely,


/s/ HOVDE FINANCIAL, INC.


HOVDE FINANCIAL, INC.

                                                                         ANNEX C


                 NORTH CAROLINA LAW REGARDING DISSENTERS' RIGHTS

                                                                         ANNEX C


                     North Carolina Business Corporation Act

                                   ARTICLE 13.

                               Dissenters' Rights

             Part 1. Right to Dissent and Obtain Payment for Shares

         55-13-01          DEFINITIONS.--In this Article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided by G.S. 24-1.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

         55-13-02 RIGHT TO DISSENT. -- (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

         (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

         (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

          a.   Cash;
          b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or
          c.   A combination of cash and shares as set forth in sub-subdivisions
               a. and b. of this subdivision. (Last amended by S.L. 97-202, L. '97. Eff. 10-1-97)

         55-13-03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder.

              Part 2. Procedure for Exercise of Dissenters' Rights

         55-13-20 NOTICE OF DISSENTERS' RIGHTS.--(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

         (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

         (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

         55-13-21 NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (2) Must not vote his shares in favor of the proposed action.

         (b) A shareholder  who does not satisfy the  requirements of subsection
(a) is not entitled to payment for his shares under this Article.

         55-13-22 DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

         (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3)      Supply a form for demanding payment;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

         (5) Be accompanied by a copy of this Article. (Last amended by S.L. 97-485, L. '97, eff. 10-1-97.)

         55-13-23 DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates when required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

         55-13-24 SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         55-13-25 PAYMENT.--(a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment .

         (b)      The  payment shall be accompanied by:

         (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of 5 payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

         (2) An explanation of how the corporation estimated the fair value of the shares;

         (3)      An explanation of how the interest was calculated;

         (4) A statement of the dissenter's rights to demand payment under G.S. 55-13-28; and (5) A copy of this Article. (Last amended by S.L. 97-202,
         L. '97, eff. 10-1-97.)

         55-13-26 FAILURE TO TAKE ACTION.-(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

         55-13-27 [Reserved for future codification purposes.]

         55-13-28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH CORPORATION'S PAYMENT OR FAILURE TO PERFORM.-(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under G.S. 55-13-25; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivision (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment. (Last amended by S.L. 97-202, L. '97, eff. 10-1-97.)

                      Part 3. Judicial Appraisal of Shares

         55-13-30 COURT ACTION.-(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

         (a1) (Repealed by S.L. 97-202, L. '97, eff. 10-1-97.)

         (b) [Reserved for future codification purposes.]

         (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporation action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interests, exceeds the amount paid by the corporation. (Last amended by S.L. 97-202 and S.L. 97-485, L. '97, eff. 10-1-97.)

         55-13-31 COURT COSTS AND COUNSEL FEES.-(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (1) Against the  corporation  and in favor of any or all  dissenters if
the  court  finds  the  corporation  did  not  substantially   comply  with  the
requirements of G.S. 55-13-20 through 55-13-28; or

         (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.